Exhibit 4.1

FLEETWOOD ENTERPRISES, INC.

14% Senior Secured Securities due 2011

INDENTURE

Dated as of December 12, 2008

DEUTSCHE BANK TRUST COMPANY AMERICAS

Trustee

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CROSS-REFERENCE TABLE

TIA Section		Indenture Section

310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N/A
	(a)(4)	N/A
	(b)	7.08; 7.10
	(c)	N/A
311	(a)	7.11
	(b)	7.11
	(c)	N/A
312	(a)	2.05
	(b)	13.03
	(c)	13.03
313	(a)	7.06
	(b)(1)	N/A
	(b)(2)	7.06
	(c)	13.02
	(d)	7.06
314	(a)	4.02; 4.10
	(b)	N/A
	(c)(1)	13.04
	(c)(2)	13.04
	(c)(3)	13.04
	(d)	N/A
	(e)	13.05
	(f)	N/A
315	(a)	7.01
	(b)	7.05; 13.02
	(c)	7.01
	(d)	7.01
	(e)	6.11
316	(a) (last sentence)	13.06
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N/A
	(b)	6.07
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	13.01

N/A means Not Applicable

Note:  This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

v

INDENTURE dated as of December 12, 2008, among FLEETWOOD ENTERPRISES, INC., a DELAWARE corporation (the “Issuer”), its Subsidiaries listed on the signature pages hereof as initial guarantors (each an “Initial Guarantor”), DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as Trustee (the “Trustee”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as Collateral Agent (together with any successor acting in such capacity, the “Collateral Agent”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) the Issuer’s 14% Senior Secured Securities due 2011 issued on the Issue Date, (ii) any Additional Securities (as defined herein) that may be issued from time to time after the Issue Date:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions.

“1998 Subordinated Debentures” means the Issuer’s 6% Convertible Subordinated Debentures due February 15, 2028 in the original principal amount of $296,400,000.

“2003 Subordinated Debentures” means $100,000,000 in original principal amount of unsecured, convertible senior subordinated debentures issued by the Issuer on December 22, 2003.

“Additional Securities” means any Securities issued under this Indenture in addition to the Initial Securities having the same terms in all respects as the Initial Securities except that interest will accrue on the Additional Securities from their issue date.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, ten percent (10%) or more of the outstanding equity interest of such Person.  A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

“After-Acquired Property” means First Lien After-Acquired Property and Second Lien After-Acquired Property.

“Agent Member” means a member of, or a participant in, the Depositary.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Issuer or any of its Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Issuer or a Guarantor of (A) any Capital Stock of any Subsidiary of the Issuer; or (B) any other property or assets of the Issuer or any Subsidiary of the Issuer; provided, however, that Asset Sales shall not include:

(1)           sales or other dispositions of Inventory in the ordinary course of business;

(2)           sales, trade-ins, exchanges or other dispositions of Equipment in the ordinary course of business that is obsolete or no longer usable by the Issuer or any of its Subsidiaries in its business with an orderly liquidation value not to exceed $5,000,000 in any fiscal year;

(3)           sales, trade-ins, exchanges or other dispositions of assets by the Issuer or any of its Subsidiaries (other than First Lien Collateral or Second Lien Collateral) with an orderly liquidation value not to exceed $5,000,000 in the aggregate;

(4)           the winding-up or dissolution of an Inactive Subsidiary or an Excluded Subsidiary;

(5)           a Sale and Leaseback Transaction permitted by the terms of this Indenture;

(6)           the sale, lease, conveyance, disposition or other transfer of Assets Held For Sale;

(7)           sales or grants of licenses to use the patents, trade secrets, know-how and other intellectual property of the Issuer or any of its Subsidiaries in accordance with industry practice in the ordinary course of business to the extent that such license does not prohibit the Issuer or any of its Subsidiaries from using the technologies licensed or require the Issuer or any of its Subsidiaries to pay any fees for any such use;

(8)           the sale, lease, conveyance, disposition or other transfer: of all or substantially all of the assets of the Issuer as permitted by Section 5.01;

(9)           the sale, lease, conveyance, disposition or other transfer of any Capital Stock or other ownership interest in or assets or property of a Person which is not a Subsidiary, pursuant to any foreclosure of assets or other remedy provided by applicable law to a creditor of the Issuer or any of its Subsidiaries with a Lien on such assets, which Lien is a Permitted Lien; provided that such foreclosure or other remedy is conducted in a commercially reasonable manner or in accordance with any bankruptcy law, involving only Cash Equivalents or Inventory in the ordinary course of business or obsolete or worn out property or property that is no longer useful in the conduct of the business of the Issuer or its Subsidiaries in the ordinary course of business consistent with past practices of the Issuer or such Subsidiary, or including only the lease or sublease of any real or personal property in the ordinary course of business;

(10)         Events of Loss;

(11)         the consummation of any transaction in accordance with Section 4.04; and

(12)         the making of a Permitted Investment (other than a Permitted Investment to the extent such transaction results in the receipt of cash or Cash Equivalents by the Issuer or any of its Subsidiaries.

“Assets Held For Sale” means those certain assets or properties defined as “Assets Held for Sale” under the Existing Credit Facilities, as in effect on the Ninth Amendment Effective Date, and set forth in Schedule B to this Indenture.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessee, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Authenticating Agent” refers to a Person engaged to authenticate the Securities in the stead of the Trustee.

“Bank Products” means any one of the following types of services or facilities extended to the Issuer or any of its Subsidiaries by a lender or agent under Credit Facilities, or any of its Affiliates in reliance on the agreement of such lender or agent under Credit Facilities to indemnify such Affiliate: (i) credit cards, (ii) any cash management or related services, including the automatic clearinghouse transfer of funds by such lender or agent under Credit Facilities for the account of any of the Issuer and its Subsidiaries pursuant to agreement or overdrafts, (iii) cash management, including controlled disbursement services; and (iv) Hedge Agreements.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.).

“Beneficial Owner,” “Beneficially Own” and “Beneficial Ownership” have the meanings assigned to such terms in Rule 13d-3 and Rule 13d-5, under the Exchange Act, except that in calculating the Beneficial Ownership of any particular “person” or “group”, as such terms are used in Section 13(d)(3) of the Exchange Act, such person or group shall be deemed to have beneficial ownership of all shares of Capital Stock that such person or group has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“Board of Directors” means, with respect to any Person, the board of directors (or any body performing similar functions) of such Person, or (except if used in the definition of “Change of Control”) any authorized committee of the board of directors (or such body) of such Person.

“Borrowing Base” means the “Borrowing Base” as such term is defined in the Existing Credit Facilities, as the same may be modified in accordance with Section 4.19, provided, that, without duplication of any increase to the Borrowing Base as a result of amendments contemplated by the proviso under Section 4.19, for purposes of calculating the Borrowing Base, the Borrowing Base shall be increased (without modification of the definition thereof in the Existing Credit Facilities) by an amount of cash, not to exceed the aggregate undrawn face amount of all letters of credit issued under Credit Facilities outstanding on any relevant calculation date, so long as such cash is held in a deposit account subject to a control agreement or other similar agreement prohibiting the release of cash therefrom without the consent of the agent under the applicable Credit Facilities.

“Business Day” means any day that is not a Saturday, Sunday, or a day on which banks in Los Angeles, California, New York, New York or Charlotte, North Carolina are required or permitted to be closed.

“Capital Lease” of a Person means any lease of property by such Person which, in accordance with GAAP, should be reflected as a capital lease on the balance sheet of such Person.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock or other equity interests, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights, options to purchase or other rights to acquire any of the foregoing (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Capitalized Lease Obligation” means, as to any person, the obligations of such person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Cash Equivalents” means:

(1)           a marketable obligation, maturing within two years after issuance thereof, issued or guaranteed by the United States or an instrumentality or agency thereof;

(2)           a certificate of deposit or banker’s acceptance, maturing within one year after issuance thereof, issued by any lender under the Credit Facilities, or a national or state bank or trust company or a European, Canadian or Japanese bank, in each case having capital and surplus of at least $100,000,000 (provided that the aggregate face amount of all Investments in certificates of deposit or bankers’ acceptances issued by the principal offices of or branches of such European or Japanese banks located outside the United States of America shall not at any time exceed 33% of all Investments described in this definition);

(3)           open market commercial paper, maturing within 270 days after issuance thereof, which has a rating of A1 or better by S&P or P1 or better by Moody’s, or the equivalent rating by any other nationally recognized rating agency;

(4)           repurchase agreements and reverse repurchase agreements with a term not in excess of one year with any financial institution which has been elected a primary Government Notes dealer by the Federal Reserve Board or whose securities are rated AA or better by S&P or Aa3 or better by Moody’s or the equivalent rating by any other nationally recognized rating agency relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America;

(5)           “Money Market” preferred stock maturing within six months after issuance thereof or municipal bonds issued by a corporation organized under the laws of any state of the United States, which has a rating of “A” or better by S&P or Moody’s or the equivalent rating by any other nationally recognized rating agency;

(6)           tax exempt floating rate option tender bonds backed by letters of credit issued by a national or state bank whose long-term unsecured debt has a rating of AA or better by S&P or Aa2 or better by Moody’s or the equivalent rating by any other nationally recognized rating agency; and

(7)           shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P or at least Aaa or the equivalent thereof by Moody’s or any other mutual fund holding assets consisting (except for de minimis amounts) of the type specified in clauses (1) through (6) above.

“Certificated Security” means a Security in registered individual form without interest coupons.

“Change of Control” means the occurrence of any of the following events:

(1)                                  the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of the Issuer and its subsidiaries, taken as a whole, to any person other than the Issuer or a direct or indirect subsidiary of the Issuer;

(2)                                  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as such term is used in Section 13(d) and Section 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13(d)(3) and 13(d)(5) under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Issuer or other Voting Stock into which the Issuer’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

(3)                                  the Issuer consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Issuer, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Issuer or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Issuer outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or

(4)                                  the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors;

provided, however, that a transaction shall not be deemed to involve a Change of Control under clause (1) or (2) above if: (i) the Issuer becomes a direct or indirect wholly-owned subsidiary of a holding company or a holding company becomes the successor to the Issuer and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Issuer’s Voting Stock immediately prior to that transaction.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all First Lien Collateral and Second Lien Collateral.

“Collateral Account” means the collateral account established in accordance with the Collateral Documents in the name of the Collateral Agent for the benefit of the Holders of Securities.

“Collateral Agent’s Liens” means the Liens in the Collateral granted to the Collateral Agent, for the benefit of the Holders, the Trustee and the Collateral Agent pursuant to the Collateral Documents.

“Collateral Documents” means any account control agreements, the mortgages, deeds of trust and other documents, as the same may be amended, supplemented or otherwise modified from time to time, pursuant to which Collateral is pledged, assigned or granted to or on behalf of the Collateral Agent for the ratable benefit of the Holders of the Securities and the Trustee or notice of such pledge, assignment or grant is given.

“COLI Policies” means company-owned life insurance policies entered into in the ordinary course of business and consistent with past practice.

“Commission” means the Securities and Exchange Commission or any successor agency.

“Continuing Director” means, as of any date of determination, any member of the board of directors of the Issuer who:

(1)           was a member of such board of directors on the date hereof; or

(2)           was nominated for election, elected or appointed to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of a proxy statement of the Issuer in which such member was named as a nominee for election as a director, without objection to such nomination).

“Corporate Trust Office” means the office of the Trustee specified in Section 13.02 or any other office specified by the Trustee from time to time pursuant to such Section.

“Credit Facilities” means, with respect to the Issuer and its Subsidiaries, one or more credit facilities agented by a lending institution (including the Existing Credit Facilities), as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time with an asset-backed lending credit facility agented by a commercial bank or other financial institution.

“Debt” means, with respect to any Person and without duplication, all liabilities, obligations and indebtedness of such Person to any other Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, consisting of indebtedness for borrowed money or the deferred purchase price of property, excluding trade payables incurred in the ordinary course of business, but including (a) all Obligations under Credit Facilities; (b) all obligations and liabilities of any other Person secured by any Lien on such Person’s property, even though such Person shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Person prepared in accordance with GAAP; (c) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by such Person, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Person prepared in accordance with GAAP; (d) all obligations and liabilities under Guarantees; (e) the present value of lease payments due under synthetic leases; (f) all obligations and liabilities under any preferred stock (including the Trust Securities) or similar securities; and (g) indebtedness or other payment obligations in respect of Hedging Obligations and Bank Products.

“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

“Depositary” means the depositary of each Global Security, which will initially be DTC.

“Designated Senior Debt” means any Debt under Credit Facilities (including Guarantees of such Debt by the Issuer or any of its Subsidiaries) and any Debt under Hedging Agreements or Bank Products, in each case incurred by the Issuer or any of its Subsidiaries (including any extended or renewed letters of credit deemed incurred on the initial issue date thereof); provided that “Designated Senior Debt” shall not include:  (i) that portion of any Debt under Credit Facilities (including Guarantees of such Debt by the Issuer or any of its Subsidiaries) in an amount in excess of the sum of $160,000,000 less the aggregate amount of all Net Proceeds from Asset Sales applied in accordance with Section 4.06(b)(2)(i) and (ii) that portion of any Debt under Hedging Agreements or Bank Products in an amount in excess of $20,000,000, in each case when incurred; provided further that any Debt under Credit Facilities (including Guarantees of such Debt by the Issuer or any of its Subsidiaries) and any Debt under Hedging Agreements or Bank Products shall constitute Designated Senior Debt if the lenders under the Credit Facilities obtained an Officers’ Certificate at the time of incurrence to the effect that such Debt was permitted to be incurred hereunder.

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is:

(1)           required to be redeemed or is redeemable at the option of the holder of such class or series of Capital Stock at any time on or prior to the date that is 91 days after the Stated Maturity of the Securities; or

(2)           convertible into or exchangeable at the option of the holder thereof for Capital Stock referred to in clause (1) above or Debt having a scheduled maturity on or prior to the date that is 91 days after the Stated Maturity of the Securities;

Notwithstanding the preceding sentence, (A) if such Capital Stock is issued to any plan for the benefit of employees or by any such plan to such employees, in each case in the ordinary course of business of the Issuer or its Subsidiaries, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations; (B) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer shall not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.04; and (C) no Capital Stock held by any future, present or former employee, director, officer or consultant of the Issuer (or any of its Subsidiaries) shall be considered Disqualified Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.

For purposes hereof, the amount (or principal amount) of any Disqualified Stock shall be equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. The “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date as of which it shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Stock.

“Distribution” means, in respect of any Person: (a) a payment, or the making of any dividend or other distribution of property, in respect of Capital Stock of such Person, other than distributions in Capital Stock of the same class; (b) the redemption or other acquisition by such Person of its Capital Stock; (c) any principal payment on, purchase, defeasance, redemption, prepayment, or other acquisition or retirement for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, of any Debt of the Issuer or any Guarantor that is subordinate or junior in right of payment to the Securities or such Guarantor’s Security Guarantee, as the case may be (but in any event, for the avoidance of doubt, excluding Designated Senior Debt); or (d) any payment of interest in cash in respect of Subordinated Debt if such payment may be deferred in accordance with terms thereof.

“Dollar” and “$” means dollars in the lawful currency of the United States.

“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.

“DTC Legend” means the legend set forth in Exhibit B.

“Equipment” means, with respect to any Person, all of such Person’s now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including embedded software, motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by such Person and all of such Person’s rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

“Event of Default” has the meaning as described under Section 6.01(a).

“Event of Loss” means, with respect to any property or asset constituting Collateral, any of the following:

(1)           any loss, destruction or damage of such property or asset;

(2)           any institution of any proceedings for the condemnation or seizure of such property or asset or for the exercise of any right of eminent domain;

(3)           any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or

(4)           any settlement in lieu of clauses (2) or (3) above.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Subsidiaries” means, collectively, Subsidiaries of the Issuer other than the Guarantors.

“Existing Credit Facilities” means the Third Amended and Restated Credit Agreement, dated as of January 5, 2007, among the Issuer, Fleetwood Holdings, Inc. and certain of its Subsidiaries, the banks and other financial institutions signatory thereto, and Bank of America, N.A., as administrative agent and collateral agent, and any related notes, collateral documents, letters of credit and guarantees, including any appendices, exhibits or schedules to any of the foregoing (as the same may be in effect from time to time), in each case, as such agreements may be amended, modified, supplemented or restated from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time (whether with the original agents and lenders or other agents or lenders or otherwise, and whether provided under the original credit agreement or other credit agreements or otherwise) with an asset-backed lending credit facility agented by a commercial bank or other financial institution.

“Existing Debentures Debt” means the unsecured Debt from time to time outstanding under the 1998 Subordinated Debentures and the 2003 Subordinated Debentures and the maximum liability of the Issuer on any subordinated Guarantee of the Trust Securities.

“Financial Statements” means, according to the context in which it is used, any financial statements required to be given to the Trustee pursuant to this Indenture.

“First Lien After-Acquired Property” means equipment or fixtures acquired by the Issuer or any Subsidiary after the Issue Date which constitute accretions, additions or technological upgrades to the equipment or fixtures that form part of the First Lien Collateral.

“First Lien Collateral” means Real Estate on which first-priority Liens are, from time to time, granted to secure the Securities pursuant to the Collateral Documents; provided that the aggregate appraised value of all First Lien Collateral on the Issue Date shall equal $19,860,000.

“Fiscal Quarter” means any fiscal quarter of any Fiscal Year.

“Fiscal Year” means the Issuer’s fiscal year for financial accounting purposes, which currently ends on the last Sunday in April.

“Fleetwood Trust” means Fleetwood Capital Trust, a business trust organized under the laws of the State of Delaware, whose sole assets consist of the 1998 Subordinated Debentures.

“Foreign Subsidiary” means any Subsidiary of the Issuer organized under the laws of any jurisdiction other than the United States or any political subdivision thereof.

“GAAP” means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession).  All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP as in effect on the Issue Date.

“Global Security” means a Security in registered global form without interest coupons.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Government Notes” means non-redeemable, direct obligations (or certificates representing an ownership interest in such obligations) of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Guarantee” means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the “guaranteed obligations”), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

“Guarantors” means each Subsidiary of the Issuer party to this Indenture and each Subsidiary of the Issuer that executes and delivers a Security Guarantee after the Issue Date, in each case until released from its Security Guarantee in accordance with the terms of this Indenture.

“Hedge Agreement” means, with respect to any Person, any and all transactions, agreements or documents now existing or hereafter entered into, which provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging such Person’s exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

“Holder” and “Holders” means the Person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Initial Securities” means the Securities issued on the Issue Date and any Securities issued in replacement thereof.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated on or about the Issue Date, among Bank of America, N.A. as the administrative agent under the Existing Credit Facilities (the “Administrative Agent”), on behalf of the lenders under the Existing Credit Facilities and as Priority Lien Collateral Agent, and the Trustee, on behalf of the Holders of the Securities and Deutsche Bank Trust Company Americas as the Collateral Agent (and together with the Administrative Agent, the “Secured Parties”) as amended, restated, assigned or replaced (in substantially similar form) as permitted hereunder.

“Inventory” means, with respect to any Person, all of such Person’s now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in such Person’s business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents (as such term is defined in the Uniform Commercial Code as in effect in the State of New York) representing them.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (but excluding advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Debt, or similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

(1) Obligations in respect of Hedging Agreements entered into in the ordinary course of business in compliance with this Indenture;

(2) endorsements of negotiable instruments and documents in the ordinary course of business; and

(3) an acquisition of assets, Capital Stock or other securities by the Issuer or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Issuer.

“Issue Date” means December 12, 2008.

“Issuer” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Securities.

“Lien” means:  (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property; and (c) any contingent or other agreement to provide any of the foregoing.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Loss Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Subsidiaries in respect of any Event of Loss, including, without limitation, insurance proceeds, condemnation awards or damages awarded by any judgment, net of the direct cost in recovery of such Net Loss Proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof), amounts to be applied to the repayment of Debt secured by any Permitted Lien on the asset or assets that were the subject of such Event of Loss, and any taxes paid or payable as a result thereof.

“Net Proceeds” means the aggregate cash proceeds or Cash Equivalents received by the Issuer or any of its Subsidiaries in respect of any Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (A) commissions and other customary transaction costs, fees and expenses properly attributable to such transaction and payable by the Issuer or such Subsidiary in connection therewith (other than any amounts payable to any Affiliate), (B) transfer taxes, (C) amounts payable to holders of senior Liens (to the extent that such Liens are Permitted Liens), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith.

“Ninth Amendment Effective Date” means October 29, 2008, the “Effective Date” as defined in the Ninth Amendment to the Existing Credit Facilities.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages, Guarantees and other liabilities payable under the documentation governing any Debt, in each case, whether now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising on or after the commencement of a proceeding under Title 11, U.S. Code or any similar federal or state law for the relief of debtors (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding, including with respect to Obligations in respect of the Existing Credit Facilities, “Obligations” as defined in the Existing Credit Facilities as in effect on the Ninth Amendment Effective Date.

“Officers” means any of the following:  Chairman, President, Chief Executive Officer, Treasurer, Chief Financial Officer, Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer reasonably acceptable to the Trustee.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion from legal counsel which opinion is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer. As to matters of fact, an Opinion of Counsel may conclusively rely on an Officers’ Certificate, without any independent investigation.

“Payment” means, with respect to the Security Guarantees, any payment, whether in cash or other assets or property, of interest, principal or any other amount on, of or in respect of the Securities, any other acquisition of Securities and any deposit into the trust described in Article VIII.  The verb “pay” has a correlative meaning.

“Permitted Business” means the businesses conducted by the Issuer and its Subsidiaries as of the Issue Date and any other business reasonably related, complementary or incidental to any of those businesses.

“Permitted Collateral Liens” means Liens permitted under clauses (1) (to the extent such Lien constitutes a Lien on Second Lien Collateral), (2) (5) and (6) of the definition of “Permitted Liens.”

“Permitted Investments” means by the Issuer or any Subsidiary, any Investment:

(1)           in the Issuer or a Guarantor (including in the form of intercompany Debt or in any Capital Stock of a Guarantor otherwise permitted under this Indenture);

(2)           in (a) cash or Cash Equivalents or (b) to the extent determined by the Issuer in good faith to be necessary for local currency working capital requirements of a

Foreign Subsidiary, other cash equivalents, provided in the case of clause (b), the Investment is made by the Foreign Subsidiary having such requirements;

(3)           in a Person, if as a result of such Investment (A) such Person becomes a Guarantor or (B) such Person, in one transaction or a series of substantially concurrent related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Guarantor;

(4)           in any securities or other assets received or other Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.06 or in connection with any disposition of assets not constituting an Asset Sale;

(5)           solely in exchange for the issuance of Capital Stock of the Issuer;

(6)           in receivables owing to the Issuer or any Subsidiary of the Issuer, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including such concessionary terms as the Issuer or Subsidiary of the Issuer deems reasonable);

(7)           in loans or advances to employees and officers (or guarantees of third-party loans to employees or officers) in the ordinary course of business;

(8)           in stock, obligations or securities received in satisfaction of judgments, foreclosure of liens or settlement of litigation, disputes or debts as a result of bankruptcy or insolvency proceedings or pursuant to any plan of reorganization;

(9)           existing on the Issue Date or made pursuant to legally binding written commitments in existence on the Issue Date;

(10)         in Hedge Agreements not otherwise prohibited under this Indenture;

(11)         in split dollar life insurance policies on officers and directors of the Issuer and its Subsidiaries in the ordinary course of business;

(12)         in operating leases, Equipment, Inventory and other property and assets owned or used by the Issuer or any Subsidiary in the ordinary course of business;

(13)         in licenses in the ordinary course of business; or

(14)         in additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (14) that are at that time outstanding, not to exceed $10,000,000 at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

“Permitted Junior Securities” means (1) Capital Stock of the Issuer or any Guarantor; or (2) debt securities of the Issuer or any Guarantor that (A) are subordinated to all Designated Senior Debt and any debt securities issued in exchange for Designated Senior Debt to substantially the same extent as, or to a greater extent than the Guarantees of the Securities are subordinated to Designated Senior Debt pursuant to the terms of this Indenture and (B) have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Securities.

“Permitted Liens” means:

(1)           Liens securing Debt incurred pursuant to Section 4.03(b)(1) that was permitted by the terms of this Indenture to be incurred, including Liens in respect of any cash collateral accounts pledged to support any such Debt (including Debt under letters of credit);

(2)           Liens for taxes not delinquent or statutory Liens for taxes in an amount not to exceed $3,000,000 provided that the payment of such taxes which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on books and records of the Issuer and its Subsidiaries and a stay of enforcement of any such Lien is in effect;

(3)           Liens of the Trustee or Collateral Agent or Liens in favor of the Issuer or any of its Subsidiaries;

(4)           Liens consisting of deposits made in the ordinary course of business in connection with, or to secure payment of, obligations under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure statutory obligations (other than Liens arising under the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder, or Liens in favor of any governmental authority for any liability under applicable environmental laws or damages arising from, or costs incurred by such governmental authority in response to, a release or threatened release of a contaminant into the environment) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

(5)           Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided that if any such Lien arises from the nonpayment of such claims or demand when due, such claims or demands do not exceed $1,000,000 in the aggregate at any time;

(6)           Liens constituting encumbrances in the nature of reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate; provided that they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of the Issuer’s business;

(7)           Liens arising from judgments and attachments in connection with court proceedings provided that the attachment or enforcement of such Liens would not result in an Event of Default hereunder and such Liens are being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material property is subject to a material risk of imminent loss or forfeiture and a stay of execution pending appeal or proceeding for review is in effect;

(8)           Liens on the assets of the Issuer or any Subsidiary securing Debt existing on the Issue Date and refundings, renewals, refinancings, replacements, defeasances and extensions thereof to the extent permitted under Section 4.03(b)(6);

(9)           Interests of lessors under operating leases;

(10)         other Liens securing Debt not in excess of $1,000,000 in the aggregate at any time outstanding;

(11)         Liens securing the Obligations under the Securities (including PIK Securities and Additional Securities);

(12)         Liens on assets of the Excluded Subsidiaries, as long as the holder of such Lien has no recourse to the Issuer or any Guarantor or its assets;

(13)         to the extent permitted thereunder, Liens securing Debt permitted under clauses (4), (5), (6), (11) and (13) of Section 4.03(b);

(14)         Liens on any Real Estate that does not constitute Collateral;

(15)         bankers liens and rights of set off with respect to customary depositary arrangements entered into in the ordinary conduct of business;

(16)         Liens securing Debt permitted under Section 4.03(b)(9); provided that (i) such Liens also extends to all of the assets and properties that secure Debt incurred under the Existing Credit Facilities and (ii) such Liens are senior to or on a parity with the Liens securing Debt under the Existing Credit Facilities;

(17)         Liens on or in respect of the Collateral Account securing the Obligations under the Securities;

(18)         Liens on or in respect of cash collateral securing additional obligations in an amount not to exceed $20,000,000 in the aggregate in respect of letters of credit permitted under of Section 4.03(b)(12); and

(19)         Liens on life insurance policies listed on a Schedule C hereto to the extent such Liens are permitted by the Existing Credit Facilities, securing Debt permitted under Section 4.03(b)(15).

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person (however designated) that is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Real Estate” means, as to any Person, all of such Person’s now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of such Person’s now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto and any and all income, rents, profits and proceeds thereof.

“Representative” means any agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.

“Restricted Investment” means any Investment other the a Permitted Investment.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“Sale and Leaseback Transaction” means any direct or indirect arrangement pursuant to which property is sold or transferred by the Issuer or a Subsidiary of the Issuer and is thereafter leased back as a Capital Lease by the Issuer or any Subsidiary.

“Second Lien After-Acquired Property” means equipment or fixtures acquired by the Issuer or any Subsidiary after the Issue Date which constitute accretions, additions or technological upgrades to the equipment or fixtures that form part of the Second Lien Collateral and any assets acquired by the Issuer or any Subsidiary as contemplated by Section 4.06(b)(2)(ii).

“Second Lien Collateral” means Real Estate on which second-priority Liens are granted to secure the Securities pursuant to the Collateral Documents; provided that in no event shall any Real Estate be deemed to be Second Lien Collateral unless and until a first priority mortgage with respect to such Real Estate is granted to secure the Designated Senior Debt.

“Securities” means any securities authenticated and delivered under this Indenture.  From and after the issuance of any Additional Securities, “Securities” shall include such Additional

Securities for purposes of this Indenture.  All Securities, including any such Additional Securities, shall vote together as one series of Securities under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Security Guarantee” means the unconditional Guarantee by each Guarantor of the Issuer’s Obligations under the Securities, as set forth in Article XI hereof.  Any Guarantor that is not a party to this Indenture on the Issue Date shall execute a Security Guarantee and become a Guarantor by executing and delivering to the Trustee a supplemental indenture pursuant to Section 4.12 substantially in the form of Exhibit C.

“Senior Officer” means the Chief Executive Officer or the Chief Financial Officer of the Issuer.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Stated Maturity” means, with respect to any installment of interest on or principal of, or any other amount payable in respect of, any series of Debt, the date on which such interest, principal or other amount was scheduled to be paid in the documentation governing such Debt, and shall not include any contingent obligations to repay, redeem or repurchase any such interest, principal or other amount prior to the date scheduled for the payment thereof.

“Subordinated Debt” means any Debt of the Issuer or any Guarantor (whether outstanding on the Issue Date or thereafter incurred) that is contractually subordinate or junior in right of payment to the Securities or the applicable Security Guarantee (but in any event, for the avoidance of doubt, excluding Designated Senior Debt).

“Subsidiary” of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting Capital Stock, is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.  Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of the Issuer.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture, except as stated in Section 9.03.

“Trust Officer” means, when used with respect to the Trustee or Paying Agent, any officer within the corporate trust department of the Trustee or Paying Agent, as applicable, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee or Paying Agent who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Trust Securities” means, collectively, (a) the 6% Convertible Trust Preferred Securities issued by Fleetwood Trust in February 1998 with a liquidation preference of $50 per share, guaranteed on a subordinated unsecured basis by the Issuer, (b) any convertible preferred securities issued by Fleetwood Trust in exchange therefor to the extent and only to the extent that issuance of such securities is permitted under this Indenture, (c) any additional securities issued by Fleetwood Trust concurrently with, and having the same terms as, the securities issued in such exchange to the extent and only to the extent that issuance of such securities is permitted under this Indenture, and (d) the 6% Convertible Trust Common Securities issued by Fleetwood Trust to the Issuer in February 1998.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Uniform Commercial Code” means the Uniform Commercial Code, as in effect from time to time, of the State of California or of any other state the laws of which are required as a result thereof to be applied in connection with the issues of perfection, continuation or enforcement of security interests.

“Voting Stock” means, with respect to any specified “person” as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)           the then outstanding aggregate principal amount of such Indebtedness, into

(2)           the sum of the total of the products obtained by multiplying

(i)            the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

(ii)           the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

SECTION 1.02.  Other Definitions.

Affiliate Transaction	4.08
Asset Sale Offer	4.06(c)
Bankruptcy Law	6.01(c)
Cash Interest	Exhibit A
Change of Control Offer	4.09
Change of Control Payment	4.09
Collateral Agent	Preamble
Covenant Defeasance	8.01(c)
Custodian	6.01(c)
DTC	2.03
Event of Default	6.01(a)
Event of Loss Offer	4.07(b)
Guaranteed Obligations	11.01(a)
Indemnified Party	7.07
Initial Guarantor	Preamble
Issuer	Preamble
Legal Defeasance	8.01(b)
Legal Holiday	13.08
Offer Amount	3.09(a)(i)(B)
Offer Period	3.09(a)(i)
Paying Agent	2.03
Payment Blockage Notice	12.03(a)(2)
PIK Interest	Exhibit A
PIK Payment	2.02(d)
PIK Securities	2.02(d)
Premises	10.06
Property Substitution	10.09(a)
protected purchaser	2.04
Purchase Date	3.09(a)(i)(B)
Register	2.11(a)
Registrar	2.03
Replaced Property	10.09(a)(4)
Repurchase Offer	3.09(a)
retiring Trustee	7.08
Subject Property	4.07(a)(1)
Substituted Property	10.09(a)
Substituted Property Appraisal	10.09(a)(3)
Substituted Property Mortgage	10.09(a)(5)(i)
Trustee	Preamble

SECTION 1.03.  Incorporation by Reference of TIA.  This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture, except that Section 316 is expressly excluded, to the maximum extent permissible thereunder.  The following TIA terms have the following meanings:

“indenture securities” means the Securities.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

SECTION 1.04.  Rules of Construction.  Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           an accounting term not otherwise defined has the meaning assigned to it, and all accounting determinations shall be made, in accordance with GAAP;

(3)           “or” is not exclusive;

(4)           “including” means “including without limitation”;

(5)           words in the singular include the plural and words in the plural include the singular;

(6)           unsecured Debt shall not be deemed to be subordinate or junior to secured Debt merely by virtue of its nature as unsecured Debt;

(7)           all references to “principal” of the Securities include redemption price and purchase price;

(8)           all exhibits are incorporated by reference herein and expressly made a part of this Indenture; and

(9)           any transaction or event shall be considered “permitted by” or made “in accordance with” or “in compliance with” this Indenture or any particular provision thereof if such transaction or event is not expressly prohibited by this Indenture or such provision, as the case may be.

ARTICLE II

THE SECURITIES

SECTION 2.01.  Form, Dating and Denominations.

(a)           The Securities and the Trustee’s certificate of authentication shall be substantially in the form attached as Exhibit A.  The terms and provisions contained in the form of the Securities annexed as Exhibit A constitute, and are hereby expressly made, a part of this Indenture.  The Securities may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Issuer is subject, or usage.  Each PIK Security will be issued with the description “PIK” on the face of such PIK Security.  Each Security shall be dated the date of its authentication.  The Securities shall be issuable, in the case of Initial Securities and Additional Securities, in denominations of $1,000 in principal amount and any multiple of $1,000 in excess thereof and, in the case of PIK Securities, in denominations of $1.00 in principal amount and any multiple of $1.00 in excess thereof.

(b)           The terms and provisions contained in the Securities will constitute, and are hereby expressly made part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(c)           Each Global Security, whether or not an Initial Security or Additional Security, shall bear the DTC Legend.

SECTION 2.02.  Execution and Authentication; Additional Securities.

(a)           An Officer shall execute the Securities for the Issuer by facsimile or manual signature in the name and on behalf of the Issuer.  If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall still be valid.

(b)           A Security shall not be valid until the Trustee manually signs the certificate of authentication on the Security, with the signature conclusive evidence that the Security has been authenticated under this Indenture.

(c)           At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities executed by the Issuer to the Trustee for authentication; provided that the aggregate principal amount of Initial Securities and Additional Securities outstanding at any time shall not exceed $103,000,000 (excluding PIK Interest).  The Trustee shall authenticate and deliver:

(i)            Initial Securities for original issue in the aggregate principal amount not to exceed $81,438,000,

(ii)           Additional Securities from time to time prior to December 16, 2008 for original issue in aggregate principal amounts specified by the Issuer which, together with the aggregate principal amount of Initial Securities, shall not exceed $103,000,000; and

(iii)          PIK Securities issued in payment of PIK Interest, after receipt by the Trustee of an Officers’ Certificate specifying:

(1)           the amount of Securities to be authenticated and the date on which the Securities are to be authenticated,

(2)           whether the Securities are to be Initial Securities, Additional Securities or PIK Securities,

(3)           in the case of Additional Securities, that the issuance of such Securities does not contravene any provision of this Indenture,

(4)           whether the Securities are to be issued as one or more Global Securities or Certificated Securities,

(5)           other information the Issuer may determine to include or the Trustee may reasonably request, and

(6)           direction for the Trustee to authenticate such Securities.

(d)           In connection with the payment of PIK Interest in respect of the Securities, the Issuer is entitled, without the consent of the Holders, to increase the outstanding principal amount of the Securities or issue additional Securities (the “PIK Securities”) under this Indenture on the same terms and conditions as the Initial Securities (in each case, the “PIK Payment”).  The Securities, the PIK Securities and any Additional Securities subsequently issued under this Indenture will be treated as a single class for all purposes under this Indenture, including sharing ratably in the first-priority mortgages or deeds of trust on the First Lien Collateral and in the second-priority mortgages or deeds of trusts on the Second Lien Collateral and sharing ratably in the benefits available under the Security Guarantees. Unless the context requires otherwise, references to “Securities” for all purposes of this Indenture include any PIK Securities and Additional Securities that are actually issued, and references to “principal amount” of the Securities includes any increase in the principal amount of the outstanding Securities as a result of a PIK Payment.

On any interest payment date on which the Issuer pays PIK Interest with respect to a Global Security, the Trustee shall increase the principal amount of such Global Security by an amount equal to the interest payable, rounded up to the nearest $1,000, for the relevant three-month interest period on the principal amount of such Global Security as of the relevant record date for such interest payment date, to the credit of the Holders on such record date, pro rata in accordance with their interests, and an adjustment shall be made on the books and records of the Trustee (if it is then the Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Custodian, to reflect such increase. On any interest payment date on which the Issuer pays PIK Interest by issuing definitive PIK Securities, the principal amount of any such PIK Securities issued to any Holder, for the relevant three-month interest period as of the relevant record date for such interest payment date, shall be rounded up to the nearest $1.00.  PIK Securities shall be dated as of the applicable interest payment date and will bear interest from and after such date.

SECTION 2.03.  Registrar and Paying Agent.  The Issuer shall maintain an office or agency where Securities may be presented for registration of transfer, exchange, repurchase or redemption (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”) and where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served.  The Registrar shall keep a register of the Securities and of their transfer and exchange.  The office of Deutsche Bank Trust Company Americas, Trust & Securities Services, 60 Wall Street, MS NYC60-2710, New York, New York 10005; Fax 732-578-4635 shall initially be such office or agency for all of the aforesaid purposes.   The Issuer may have one or more co-registrars and one or more additional paying agents.  The term “Paying Agent” includes any additional paying agent.

The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency.  If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Issuer shall give prompt notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer initially designates the Corporate Trust Office as such office of the Issuer in accordance with this Section 2.03.

The Issuer shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA not otherwise excluded hereunder.  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Issuer shall notify the Trustee of the name and address of any such agent.  If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07.  Either the Issuer or any domestically organized Subsidiary may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Issuer initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Securities, and the Trustee shall initially be the securities custodian with respect to the Global Securities.

The Issuer may remove any Registrar or Paying Agent upon ten (10) Business Days prior written notice to such Registrar or Paying Agent and to the Trustee, provided that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above.  The Registrar or Paying Agent may resign at any time upon not less than 10 Business Days’ prior written notice to the Issuer; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

SECTION 2.04.  Paying Agent to Hold Money in Trust.  On or before 10:00 a.m. New York City time, on each due date of the principal and interest on any Security, the Issuer shall deposit with the Paying Agent (or if the Issuer or a Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum and, if applicable, PIK Securities sufficient to pay such principal and interest when so becoming due.  The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money and, if applicable, PIK Securities held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee in writing of any default by the Issuer in making any such payment within one Business Day thereof.  If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.  The Issuer at any time may require a Paying Agent to pay all money and, if applicable, PIK Securities held by it to the Trustee and to account for any funds disbursed by the Paying Agent.  Upon complying with this Section, the Paying Agent shall have no further liability for the money and, if applicable, PIK Securities delivered to the Trustee.

Any money and, if applicable, PIK Securities deposited with any Paying Agent, or then held by the Issuer or a permitted Subsidiary in trust for the payment of principal or interest on any Security and remaining unclaimed for two years after such principal and interest has become due and payable shall be paid to the Issuer at its written request, or, if then held by the Issuer or a permitted Subsidiary, shall be discharged from such trust; and the Holders shall thereafter, as general unsecured creditors, look only to the Issuer for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Issuer or such permitted Subsidiary as trustee thereof, shall thereupon cease.

SECTION 2.05.  Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

 SECTION 2.06.  Replacement Securities.  If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (i) notifies the Issuer or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) makes such request to the Issuer or the Trustee prior to the

Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (iii) satisfies any other reasonable requirements of the Trustee and the Issuer including evidence of the destruction, loss or theft of the Security.  Such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Security is replaced.  The Issuer and the Trustee may charge the Holder for their expenses in replacing a Security including the payment of a sum sufficient to cover any tax or other governmental charge that may be required.  In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Issuer in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

Every replacement Security is an additional obligation of the Issuer.

The provisions of this Section 2.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

SECTION 2.07.  Outstanding Securities.  Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those paid pursuant to Section 2.06 and those described in this Section as not outstanding.  Subject to Section 13.06, a Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.

If a Security is replaced pursuant to Section 2.06, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date, repurchase date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or repurchased or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.08.  Temporary Securities.  Until Certificated Securities and Global Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities.  Temporary Securities shall be substantially in the form of Certificated Securities but may have variations that the Issuer considers appropriate for temporary Securities.  Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Certificated Securities or Global Securities, as the case may be, and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Issuer, without charge to the Holder.

SECTION 2.09.  Cancellation.  The Issuer at any time may deliver Securities to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any

Securities surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver canceled Securities to the Issuer in accordance with the Trustee’s customary procedures.  The Issuer shall not issue new Securities to replace Securities that have been redeemed, paid or delivered to the Trustee for cancellation.  The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

SECTION 2.10.  CUSIP or ISIN Numbers.  The Issuer in issuing the Securities may use “CUSIP” or “ISIN” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” or “ISIN” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuer shall promptly notify the Trustee in writing of any change in “CUSIP” or “ISIN” numbers.

SECTION 2.11.  Registration, Transfer and Exchange.

(a)           The Securities shall be issued in registered form only, without coupons, and the Issuer shall cause the Trustee to maintain a register (the “Register”) of the Securities, for registering the record ownership of the Securities by the Holders and transfers and exchanges of the Securities.

(b)           (1)           Each Global Security shall be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, shall bear the DTC Legend.

(2)           Each Global Security shall be delivered to the Trustee as custodian for the Depositary.  Transfers of a Global Security (but not a beneficial interest therein) shall be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (i) as set forth in Section 2.11(b)(4) and (ii) transfers of portions thereof in the form of Certificated Securities may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section.

(3)           Agent Members shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Security through an Agent Member) to take any action which a Holder is entitled to take under this Indenture or the Securities, and nothing herein shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(4)                                  If (x) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for a Global Security and a successor depositary is not appointed by the Issuer within 90 days of the notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Trustee shall promptly exchange each beneficial interest in the Global Security for one or more Certificated Securities in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Security shall be deemed canceled.

(c)                                  Each Certificated Security shall be registered in the name of the Holder thereof or its nominee.

(d)                                 A Holder may transfer a Security (or a beneficial interest therein) to another Person or exchange a Security (or a beneficial interest therein) for another Security or Securities of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange.  The Trustee shall promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the Register maintained by the Trustee for such purpose; provided that

(1)                                  no transfer or exchange shall be effective until it is registered in such Register; and

(2)                                  the Trustee shall not be required (i) to issue, register the transfer of or exchange any Security for a period of 15 days before the mailing of a notice of redemption or purchase, as the case may be, of Securities to be redeemed or to be purchased pursuant to a Repurchase Offer, (ii) to register the transfer of or exchange any Security so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Security not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to a Repurchase Offer is to occur after a regular record date but on or before the corresponding interest payment date, to register the transfer of or exchange any Security on or after the regular record date and before the date of redemption or purchase.  Prior to the registration of any transfer, the Issuer, the Trustee and their agents shall treat the Person in whose name the Security is registered as the owner and Holder thereof for all purposes (whether or not the Security is overdue), and shall not be affected by notice to the contrary.

From time to time the Issuer shall execute and the Trustee shall authenticate additional Securities as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

No service charge shall be imposed in connection with any transfer or exchange of any Security, but the Issuer and the Trustee/Registrar may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4)).

(e)                                  (1)                                  Global Security to Global Security.  If a beneficial interest in a Global Security is transferred or exchanged for a beneficial interest in another Global Security, the Trustee shall (x) record a decrease in the principal amount of the Global Security being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Security.  Any beneficial interest in one Global Security that is transferred to a Person who takes delivery in the form of an interest in another Global Security, or exchanged for an interest in another Global Security, shall, upon transfer or exchange, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, shall thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

(2)                                  Global Security to Certificated Security.  If a beneficial interest in a Global Security is transferred or exchanged for a Certificated Security, the Trustee shall (x) record a decrease in the principal amount of such Global Security equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Securities in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(3)                                  Certificated Security to Global Security.  If a Certificated Security is transferred or exchanged for a beneficial interest in a Global Security, the Trustee shall (x) cancel such Certificated Security, (y) record an increase in the principal amount of such Global Security equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Security, deliver to the Holder thereof one or more new Certificated Securities in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Security, registered in the name of the Holder thereof.

(4)                                  Certificated Security to Certificated Security.  If a Certificated Security is transferred or exchanged for another Certificated Security, the Trustee shall (x) cancel the Certificated Security being transferred or exchanged, (y) deliver one or more new Certificated Securities in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Security (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Security, deliver to the Holder thereof one or more Certificated Securities in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Security, registered in the name of the Holder thereof.

SECTION 2.12.  Defaulted Interest.  If the Issuer defaults in a payment of interest on the Securities, the Issuer shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner.  The Issuer may pay the defaulted interest to the persons who are Holders on a subsequent special record date.  The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this Section 2.12, such manner of payment shall be deemed practicable by the Trustee.

SECTION 2.13.  Issuance of Additional Securities.  The Issuer may, from time to time prior to December 16, 2008, issue Additional Securities under this Indenture solely in exchange for, or for the purpose of retiring or proving cash proceeds to be applied to retire, outstanding 2003 Subordinated Debentures; provided that the Issuer may not issue more than $5,000,000 in aggregate principal amount of Additional Securities for cash proceeds.

ARTICLE III

REDEMPTION

SECTION 3.01.  Notices to Trustee.  If the Issuer elects to redeem Securities pursuant to Section 3.07, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the Section of this Indenture pursuant to which the redemption shall occur.

The Issuer shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period.  Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Issuer to the effect that such redemption shall comply with the conditions herein.  If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Issuer and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee, unless the Trustee otherwise agrees.  Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.02.  Selection.  If less than all of the Securities are to be redeemed at any time, selection of Securities for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not so listed, on a pro rata basis (among the Initial Securities and any Additional Securities, as one class), by lot or by such method as the Trustee shall deem appropriate; provided that no Securities of $1,000 or less shall be redeemed in part.  If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed.  On and after the redemption date, unless the Issuer defaults in payment of the redemption price, interest ceases to accrue on Securities or portions of them called for redemption.

SECTION 3.03.  Notice.  Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture.  Notices of redemption may not be conditional.  The Trustee shall notify the Issuer promptly of the Securities or portions of Securities to be redeemed.

The notice shall identify the Securities to be redeemed and shall state:

(1)                                  the redemption date;

(2)                                  the redemption price;

(3)                                  the name and address of the Paying Agent;

(4)                                  that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5)                                  if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed;

(6)                                  that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7)                                  the Section hereof pursuant to which the Securities called for redemption are being redeemed;

(8)                                  the CUSIP number, if any, printed on the Securities being redeemed; and

(9)                                  that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

At the Issuer’s request (which may be revoked at any time in writing prior to the time at which the Trustee shall have given such notice to the Holders), the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense.  In such event, the Issuer shall provide the Trustee with the information required by this Section at least 10 Business Days prior to the date of the giving of such notice.

SECTION 3.04.  Effect of Notice of Redemption.  Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice.  Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date; provided that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant record date.  If mailed in the manner herein, the notice shall be conclusively presumed to have been given whether or not the Holder receives such notice.  Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05.  Deposit of Redemption Price.  Prior to 10:00 a.m., New York City time, on the redemption date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on the redemption date other than Securities or portions of Securities called for redemption that have been delivered by the Issuer to the Trustee for cancellation.  If the redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, shall be paid to the Person in whose name a Security is registered at the close of business on such record date.

SECTION 3.06.  Securities Redeemed in Part.  Upon surrender of a Security that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.07.  Optional Redemption.

The Securities shall be subject to redemption at any time at the option of the Issuer, in whole or in part, at a redemption price equal to the of principal amount plus accrued and unpaid interest to the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

SECTION 3.08.  No Sinking Fund.  There shall be no sinking fund for the payment of principal on the Securities to the Holders.

SECTION 3.09.  Repurchase Offers.

(a)                                  If the Issuer shall be required to commence an offer to all Holders to purchase Securities (a “Repurchase Offer”) pursuant to Section 4.06, 4.07 or 4.09, the Issuer shall follow the procedures specified in this Section 3.09:

(i)                                     Within 30 days after (A) a Change of Control (unless (1) the Issuer is not required to make such offer pursuant to Section 4.09(b) or (2) all Securities have been called for redemption pursuant to Section 3.07, or (B) the date on which the Issuer is required to make an Asset Sale Offer pursuant to Section 4.06 or an Event of Loss Offer pursuant to Section 4.07, the Issuer shall commence a Repurchase Offer, which shall remain open for a period of at least 20 Business Days following its commencement (the “Offer Period”), by sending a notice to the Trustee and each of the Holders, by first class mail, which notice shall contain all instructions and materials necessary to enable the Holders to tender Securities pursuant to such Repurchase Offer.  Such notice, which shall govern the terms of the Repurchase Offer, shall describe the transaction or transactions that constitute the Change of Control, Asset Sale requiring an Asset Sale Offer or Event of Loss requiring an Event of Loss Offer, as the case may be, and shall state:

(A)                              that the Repurchase Offer is being made pursuant to this Section 3.09 and Section 4.06, 4.07 or 4.09, as the case may be;

(B)                                the principal amount of Securities required to be purchased pursuant to Section 4.06, in case of an Asset Sale Offer, or Section 4.07 in the case of an Event of Loss Offer, or that the Issuer is required to offer to purchase all of the outstanding principal amount of Securities, in the case of a Change of Control Offer (such amount, the “Offer Amount”), the purchase price and, that on the date specified in such notice (the “Purchase Date”), which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, the Issuer shall repurchase an Offer Amount of Securities validly tendered and not withdrawn pursuant to this Section 3.09 and Section 4.06, 4.07 or 4.09, as applicable;

(C)                                that any Security not tendered or accepted for payment shall continue to accrue interest;

(D)                               that, unless the Issuer defaults in making such payment, Securities accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Purchase Date;

(E)                                 that Holders electing to have a Security purchased pursuant to a Repurchase Offer may elect to have all or any portion of such Security purchased;

(F)                                 that Holders electing to have a Security purchased pursuant to any Repurchase Offer shall be required to surrender the Security, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Security, or such other customary documents of surrender and transfer as the Issuer may reasonably request, duly completed, or transfer the Security by book-entry transfer, to the Issuer, the Depositary, or the Paying Agent at the address specified in the notice prior to the Purchase Date;

(G)                                that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Security purchased;

(H)                               that, in the case of an Asset Sale Offer or Event of Loss Offer, if the aggregate principal amount of Securities surrendered by Holders thereof exceeds the Offer Amount, the Trustee shall select the Securities to be purchased on a pro rata basis (based upon the outstanding principal amount thereof), with such adjustments as may be deemed appropriate by the Issuer so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased;

(I)                                    that Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered (or transferred by book-entry transfer); and

(J)                                   the CUSIP number, if any, printed on the Securities being repurchased and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

(ii)                                  On (or at the Issuer’s election, before) the Purchase Date, the Issuer shall, (A) to the extent lawful, accept for payment, on a pro rata basis to the extent necessary in the case of an Asset Sale Offer or Event of Loss Offer, the Securities or portions thereof tendered pursuant to the Repurchase Offer and not theretofore withdrawn, or if Securities aggregating less than the Offer Amount have been tendered, or in the case of a Change of Control Offer all Securities tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Securities or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.09, (B) deposit with the Paying Agent an amount equal to the payment required in respect of all Securities or portions thereof so tendered and (C) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Issuer.  The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the Change of Control Payment or the payment due to each respective Holder in respect of the Asset Sale Offer, as applicable, with respect to the Securities tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Security, and the Trustee, upon written request from the Issuer, shall authenticate and mail or deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Securities so surrendered.  Any Security not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof.  On the Purchase Date, all Securities purchased by the Issuer shall be delivered to the Trustee for cancellation.  All Securities or portions thereof purchased pursuant to the Repurchase Offer shall be canceled by the Trustee.  The Issuer shall publicly announce the results of the Repurchase Offer on or as soon as practicable after the Purchase Date, but in no case more than five Business Days thereafter.  For the purposes of the preceding sentence, it shall be sufficient for the Issuer to publish the results of the Repurchase Offer on its website on the world wide web.

If the Issuer complies with Section 3.09(a)(ii), on and after the Purchase Date interest shall cease to accrue on the Securities or the portions of Securities repurchased.  If a Security is repurchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Security was registered at the close of business on such record date.  If any Security called is not repurchased upon surrender because of the failure of the Issuer to comply with Section 3.09(a)(ii), interest shall be paid on the unpaid principal, from the Purchase Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.01.

(b)                                 The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the Repurchase Offer.  To the extent that the provisions of any applicable securities laws or regulations conflict with this Section 3.09, the Issuer shall comply with such securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.09 by virtue thereof.

(c)                                  Once notice of repurchase is mailed in accordance with this Section 3.09, all Securities validly tendered and not withdrawn (or, in the case of an Asset Sale Offer, if the Issuer is not required to repurchase all of such Securities then the pro rata portion of such Securities that the Issuer may be required to purchase pursuant to Section 4.06) become irrevocably due and payable on the Purchase Date at the purchase price specified herein.  A notice of repurchase may not be conditional.

(d)                                 Other than as specifically provided in this Section 3.09 or Section 4.06, 4.07 or 4.09, as applicable, any purchase pursuant to this Section 3.09 shall be made pursuant to Sections 3.02 and 3.06.

ARTICLE IV

COVENANTS

SECTION 4.01.  Payment of Securities

(a)                                  The Issuer shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture.  Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds by 10:00 a.m., New York City time, in accordance with this Indenture available funds and, if applicable, PIK Securities sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money and, if applicable, PIK Securities to the Holders on that date pursuant to the terms of this Indenture.

(b)                                 The Issuer shall pay interest on overdue principal at the rate and in the manner specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02.  SEC and Other Reports

(a)                                  Whether or not required by the Commission, so long as any Securities are outstanding, the Issuer must furnish to the Holders of Securities (which may be satisfied by posting on the Issuer’s website or filing with the Commission), within the time periods specified in the Commission’s rules and regulations including any extension periods available under such rules and regulations (and if not required by the Commission, excluding any requirements and time periods applicable to “accelerated filers” (as defined in Rule 12b-2 under the Exchange Act)), and make available to securities analysts and potential investors upon request and post on its website:

(i)                                     all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K prepared in accordance with GAAP if the Issuer were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s certified independent accountants; and

(ii)                                  all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports.

(b)                                 The quarterly and annual financial information required by Section 4.02(a) shall include a reasonably detailed presentation in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Issuer and the Guarantors separate from the financial condition and results of operations of the non-Guarantor Subsidiaries of the Issuer.

(c)                                  In addition, the Issuer shall, for so long as any Securities remain outstanding, at any time it is not required to file the reports required by Section 4.02(a) with the Commission, furnish to the Holders, upon their request, or any prospective purchaser designated by any such Holder, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to permit resales of Securities pursuant to Rule 144A under the Securities Act.

The Issuer also shall comply with the other provisions of TIA § 314(a).

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 4.03.  Incurrence of Debt and Issuance of Preferred Stock

(a)                                  The Issuer shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Debt and the Issuer shall not permit any of its Subsidiaries to issue any shares of Preferred Stock.

(b)                                 The provisions of Section 4.03(a) shall not apply to any of the following:

(1)                                  the incurrence by the Issuer or any of its Subsidiaries of Debt (with Debt under letters of credit (including any extended or renewed letters of credit) deemed incurred on the initial issue date thereof) under Credit Facilities (including Guarantees of such Debt by the Issuer or any of its Subsidiaries); provided that the aggregate principal amount of such Debt outstanding as of the date of such incurrence pursuant to this clause (1) without duplication (with letters of credit being deemed to have a principal amount equal to the undrawn face amount thereof), does not exceed an amount equal to the lesser of (x) (i) $160,000,000 less (ii) the aggregate amount of all Net Proceeds from

Asset Sales applied in accordance with Section 4.06(b)(2)(i), and (y) (i) the amount of the Borrowing Base calculated on such date plus (ii) $7,500,000;

(2)                                  Debt represented by the Securities issued on the Issue Date and the Security Guarantees (and PIK Securities or the accretion of any interest thereon);

(3)                                  Debt represented by Additional Securities (and PIK Securities or the accretion of any interest thereon), so long as the Issuer issues such Additional Securities on or prior to December 16, 2008 for the purpose of retiring or providing cash proceeds to be applied to retire 2003 Subordinated Debentures at a price not exceeding $1,000 in principal amount of 2003 Subordinated Debentures for each $1,030 in principal amount of Additional Securities issued;

(4)                                  Debt (other than Debt described in any other clause of this Section 4.03(b)) existing on the Issue Date and set forth on Schedule A to this Indenture;

(5)                                  Capital Leases other than Capital Leases of Real Estate provided that:

(i)                                     Liens securing the same attach only to the assets acquired by the incurrence of such Debt and proceeds thereof; and

(ii)                                  the aggregate amount of such Debt (including any such Capital Leases outstanding on the Issue Date) does not exceed $5,000,000 outstanding at any time;

(6)                                  the incurrence of Debt evidencing a refunding, renewal, refinancing, replacement, defeasance or extension of the Debt under clauses (2), (3) or (4); provided that:

(i)                                     the principal amount thereof is not increased,

(ii)                                  the Liens, if any, securing such refunded, renewed or extended Debt do not attach to any assets in addition to those assets, if any, securing the Debt to be refunded, renewed, refinanced, replaced, defeased or extended or are otherwise permitted by this Agreement to secure the Debt to be refunded, renewed or extended,

(iii)                               no Person that is not an obligor or guarantor of such Debt as of the date of issuance thereof shall become an obligor or guarantor thereof except to the extent such Person would be permitted by this Indenture to be such an obligor or guarantor,

(iv)                              the terms of such refunding, renewal, refinancing, replacement, defeasance or extension are no less favorable in any material respect to the Issuer and its Subsidiaries than the original Debt;

(v)           if the Debt being refunded, renewed, refinanced or replaced was subordinated to the Securities, such refinancing Debt is subordinated to the Securities to at least the same extent; and

(vi)          the Debt evidencing a refunding, renewal, refinancing, replacement or defeasance or extension is scheduled to mature either (a) no earlier than the Debt being refunded, refinanced, replaced, defeased or extended or (b) at least 91 days after the maturity date of the Securities;

(7)           the incurrence by the Issuer or any of its Subsidiaries of intercompany Debt owed or issued to and held by the Issuer and any of its Subsidiaries;

(8)           the incurrence of any Guarantee by the Issuer or any Subsidiary of Debt of the Issuer or a Subsidiary that was permitted to be incurred by another provision of this Section and any Debt arising upon such contingent obligations becoming absolute and matured;

(9)           the incurrence by the Issuer or any of its Subsidiaries of Debt under Hedging Agreements or Bank Products; provided that (i) such Debt, when taken together with the amount of all other such Debt incurred pursuant to this clause (9) and then outstanding, does not exceed $20,000,000 in the aggregate and (ii) such Debt under Hedging Agreements, when taken together with the amount of all other such Debt incurred pursuant to this clause (9) under Hedging Agreements and then outstanding, does not exceed $5,000,000;

(10)         Debt arising from rights of indemnity or contribution with respect to payments under Credit Facilities, this Indenture or documents related thereto;

(11)         Debt of the Issuer the proceeds of which are applied solely for the purpose of paying benefits to employees or former employees who are participants in non-qualified benefit plans of the Issuer and its Subsidiaries which are supported by the COLI Policies, provided that such Debt is secured solely by Liens which attach only to the COLI Policies;

(12)         letters of credit, surety, performance or appeal bonds, completion guarantees or similar instruments issued in the ordinary course of business of the Issuer and its Subsidiaries in connection with the supply, directly or indirectly, of modular housing or other products to the United States government and related agencies and instrumentalities thereof;

(13)         the incurrence by the Issuer and its Subsidiaries of:

(i)            Capital Leases of Equipment or Real Estate entered into in connection with Sale and Leaseback Transactions; provided that Liens securing the same attach only to the Equipment or Real Estate subject to the applicable Capital Lease;

(ii)           mortgage Debt of the Issuer or any Guarantor; provided that such mortgage Debt is secured solely by Liens which attach only to property that does not constitute Collateral; and

(iii)          other Debt other than Debt under Credit Facilities (including any such Debt Guaranteed by the Issuer or any of its Subsidiaries);

in an aggregate principal amount, including all Debt incurred to refund, defease, renew, refinance or replace any Debt incurred pursuant to this clause (13), not to exceed $11,250,000 at any time outstanding;

(14)         Debt that constitutes Debt solely under clause (2) of the definition thereof so long as the same remains secured by a Lien permitted under clause (4) or clause (5) of the definition of “Permitted Liens”; and

(15)         Debt secured by Liens on life insurance policies listed on Schedule C hereto in an aggregate amount not to exceed the cash surrender value of such life insurance policies, to the extent such loans are permitted by the Existing Credit Facilities; provided that such Debt shall be recourse only to such life insurance policies and the cash surrender value thereof; for the avoidance of doubt, such Debt shall be without recourse to the Issuer or any of its Subsidiaries or Affiliates.

(c)           For purposes of determining compliance with any U.S. dollar-denominated restrictions on the incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Debt was incurred, in the case of term Debt, or first committed, in the case of revolving credit Debt; provided that if such Debt is incurred to refinance other Debt denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Debt does not exceed the principal amount of such Debt being refinanced.  Notwithstanding any other provision in this Section, the maximum amount of Debt that the Issuer or any Subsidiary may incur pursuant to this Section shall not be deemed to be exceeded as a result of fluctuations in the exchange rates of currencies.  The principal amount of any Debt incurred to refinance other Debt, if incurred in a different currency from the Debt being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Debt is denominated that is in effect on the date of such refinancing.  For purposes of determining compliance with this Section 4.03:

(1)           the outstanding principal amount of any particular Debt shall be counted only once such that (without limitation) any obligation arising under any guarantee, Lien, letter of credit or similar instrument supporting such Debt shall be disregarded; and

(2)           accrual of interest or dividends (including the issuance of “pay in kind” securities or similar instruments in respect of such accrued interest or dividends), the accretion of accreted value or liquidation preference and the extension of maturity shall not be deemed to be an incurrence of Debt or issuance of Preferred Stock.

SECTION 4.04. Restricted Payments

(a)           The Issuer shall not, and shall not permit any of its Subsidiaries:

(1)           directly or indirectly declare or make, or incur any liability to make, any Distribution, except (A) Distributions to the Issuer by any of its Subsidiaries, or Distributions by any Subsidiary of the Issuer to the Issuer or another Subsidiary of the Issuer which is its parent or other equity holder; (B) subject to the subordination provisions contained in the 1998 Subordinated Debentures and the 2003 Subordinated Debentures, the Issuer may make regularly scheduled interest payments (including additional amounts in respect of the 2003 Subordinated Debentures and any common stock of the Issuer issued upon conversion thereof) in respect of the 2003 Subordinated Debentures and up to $25,000 of mandatory prepayments in respect of fractional shares in respect of the 1998 Subordinated Debentures and the 2003 Subordinated Debentures; or (C) on or before December 16, 2008, the Issuer may redeem, prepay, repurchase or otherwise acquire  the 2003 Subordinated Debentures (and pay accrued interest and the contemplated fees thereon) in exchange for Securities (including Additional Securities), or from cash proceeds applied from the sale of up to $5,000,000 in aggregate principal amount of Securities (including Additional Securities);

(2)           make any Restricted Investment (other than Hedge Agreements with any holder of Debt under Credit Facilities), except that (i) the Issuer or any Guarantor may make contributions, loans or advances to the Issuer or any Guarantor; (ii) any Excluded Subsidiary may make contributions, loans or advances to any other Excluded Subsidiary; (iii) the Issuer may make capital contributions, loans or advances to Gibraltar Insurance Issuer, provided that the aggregate amount of all such capital contributions, loans and advances does not exceed $15,000,000 in the aggregate.

(b)           The amount of all Distributions or Restricted Investments (other than cash) shall be the fair market value on the date of such Distribution or Restricted Investment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Subsidiary, as the case may be, pursuant to such Distribution or Restricted Investment.  The fair market value of any non-cash Distribution or Restricted Investment shall be determined in good faith by the Board of Directors of the Issuer.  If the Issuer or any Subsidiary of the Issuer sells or otherwise disposes of any Capital Stock of any direct or indirect Guarantor such that, after giving effect to any such sale or disposition, the Issuer no longer owns, directly or indirectly, greater than 50% of the outstanding Capital Stock of such Guarantor, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Guarantor not sold or disposed of.

SECTION 4.05. Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries

(a)           The Issuer shall not, and shall not permit any of its Subsidiaries to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to:

(1)           (i) pay dividends or make any other distributions to the Issuer or any of its Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Debt owed to the Issuer or any of its Subsidiaries;

(2)           make loans or advances to the Issuer or any of its Subsidiaries; or

(3)           transfer any of its properties or assets to the Issuer or any of its Subsidiaries.

(b)           However, the preceding restrictions shall not apply to encumbrances or restrictions:

(1)           under contracts and other instruments in effect on the Issue Date, including the Existing Credit Facilities and other Debt in existence on the Issue Date and the related documentation;

(2)           under this Indenture, the Securities (including PIK Securities and Additional Securities), the Collateral Documents and the Intercreditor Agreement;

(3)           under any agreement or other instrument of a Person acquired by the Issuer or any of its Subsidiaries as in effect at the time of such acquisition (but not incurred as consideration for, created in connection with or in contemplation of such acquisition), which encumbrance or restriction shall not extend to any assets or property of the Issuer or any of its Subsidiaries, other than assets or property so acquired;

(4)           existing under or by reason of purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (3) above on the property so acquired;

(5)           in the case of clause (3) above, (i) that restrict in a customary manner the subletting, assignment, or transfer of any property or asset that is subject to a lease, license or similar contract, (ii) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Issuer or any Subsidiary not otherwise prohibited by this Indenture, (iii) contained in security agreements or mortgages securing Debt permitted under this Indenture to the extent such encumbrances or restrictions restrict the transfer of the property subject to such security agreements or mortgages or (iv) any Lien on property or assets of the Issuer or any Subsidiary not otherwise prohibited by this Indenture;

(6)           existing under or by reason of contracts for the sale of assets, including any restriction with respect to a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary pending the closing of such sale or disposition;

(7)           on cash or other deposits or net worth imposed by leases, credit agreements, customer contracts or other agreements entered into in the ordinary course of business;

(8)           in customary form under joint venture agreements and other similar agreements relating to joint ventures that are not Guarantors and in any event entered into in the ordinary course of business;

(9)           any encumbrances or restrictions created with respect to Debt of Subsidiaries permitted to be incurred or issued subsequent to the Issue Date pursuant to Section 4.03;

(10)         any encumbrances or restrictions required by any governmental, local or regulatory authority having jurisdiction over the Issuer or any of its Subsidiaries or any of their businesses; or

(11)         under any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (d) above, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings, taken as a whole, are, in the good faith judgment of the Issuer, not materially more restrictive with respect to such encumbrances or restrictions than those contained in the Debt, contracts, instruments or obligations prior to the incurrence of such Debt or such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

SECTION 4.06. Asset Sales

(a)           The Issuer shall not, and shall not permit any of its Subsidiaries to, consummate an Asset Sale unless:

(1)           the Issuer or the applicable Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets that are sold or otherwise disposed of, as determined in good faith by the Issuer’s Board of Directors;

(2)           at least 75% of the consideration received by the Issuer or the applicable Subsidiary from the Asset Sale is in the form of cash or Cash Equivalents, and is received at the time of the Asset Sale. For the purposes of this provision, the amount of any liabilities shown on the most recent applicable balance sheet of the Issuer or the applicable Subsidiary, other than contingent liabilities or liabilities that are by their terms subordinated to the Securities or any Security Guarantee, as applicable, that are assumed by the transferee of any such assets pursuant to a customary assignment and assumption agreement that releases the Issuer or the applicable Subsidiary from further liability, shall be deemed to be cash for purposes of this provision;

(3)           if such Asset Sale involves Collateral, it complies with the applicable provisions of this Indenture, the Collateral Documents and, if applicable, the Intercreditor Agreement; and

(4)           if such Asset Sale involves the disposition of First Lien Collateral, 100% of the Net Proceeds therefor shall be received in the form of cash and Cash Equivalents and shall be paid from the purchaser of such First Lien Collateral directly to the Collateral Agent for deposit into the Collateral Account and applied to make an Asset Sale Offer in accordance with Section 4.06(c).

(b)           Upon the consummation of an Asset Sale, the Issuer shall apply, or cause the applicable Subsidiary to apply, an amount equal to the Net Proceeds relating to the Asset Sale:

(1)           within 30 days of having received the Net Proceeds in the case of Net Proceeds from an Asset Sale to the extent involving First Lien Collateral, to make an Asset Sale Offer in accordance with this Section 4.06;

(2)           within 30 days of having received the Net Proceeds in the case of Net Proceeds from an Asset Sale to the extent involving Second Lien Collateral:

(i)            to repay Debt to the extent outstanding and otherwise apply such Net Proceeds as permitted under Credit Facilities (and, absent a Default or an Event of Default, with respect to any remaining Net Proceeds, the Issuer and the Subsidiaries may use such remaining Net Proceeds for any purpose not otherwise prohibited by this Indenture);

(ii)           to make a Property Substitution, provided that the requirements under Credit Facilities, this Indenture, the Collateral Documents and, if applicable, the Intercreditor Agreement are satisfied with respect to such Property Substitution and the applicable Substituted Property; or

(iii)          from and after the date upon which the Designated Senior Debt shall have been discharged or is repaid in full in cash and all commitments thereunder have been terminated, to make an Asset Sale Offer in accordance with this Section 4.06; and

(3)           within 120 days of having received the Net Proceeds in the case of Net Proceeds from an Asset Sale to the extent not involving Collateral:

(i)            to repay Debt to the extent outstanding and otherwise apply such Net Proceeds as permitted under Credit Facilities (and, absent a Default or an Event of Default, with respect to any remaining Net Proceeds, the Issuer and the Subsidiaries may use such remaining Net Proceeds for any purpose not otherwise prohibited by this Indenture);

(ii)           to make expenditures or to acquire properties or assets that will be used by, or will be useful to, the Issuer or any Guarantor in a Permitted Business; or

(iii)          from and after the date upon which the Designated Senior Debt shall have been discharged or is repaid in full in cash and all commitments thereunder have been terminated, to make an Asset Sale Offer in accordance with this Section 4.06.

(c)           On the 30th day after an Asset Sale in the case of Clauses (1) or (2) above or the 121st day after an Asset Sale in the case of clause (3) above, or any earlier date, if any, on which the Board of Directors of the Issuer or of the applicable Subsidiary determines not to apply the Net Proceeds of the Asset Sale in accordance with Section 4.06(b) (other than to make an Asset Sale Offer), when the aggregate amount of Net Proceeds of such Asset Sale then requiring an Asset Sale Offer as set forth above and not otherwise applied in accordance with Section 4.06(b) (together with the Net Proceeds of prior Asset Sales then requiring an Asset Sale Offer as set forth above and not otherwise applied in accordance with Section 4.06(b) but for which an Asset Sale Offer was not yet required by this sentence) exceeds $2,500,000, the Issuer shall within 30 days thereof make an offer to all Holders of Securities (an “Asset Sale Offer”) to purchase the maximum principal amount of Securities that may be purchased out of such Net Proceeds of the Asset Sale at an offer price in cash in an amount equal to 100% of their principal amount plus accrued and unpaid interest to the date of purchase subject to the right of holders of record on a record date to receive interest on the relevant interest payment date in accordance with the procedures set forth herein.  For the avoidance of doubt, until the date upon which the Designated Senior Debt shall have been discharged or is repaid in full in cash and all commitments thereunder have been terminated, no Asset Sale Offer shall be required to be made in connection with the Net Proceeds of any Asset Sales other than Asset Sales of First Lien Collateral.

(d)           If any Net Proceeds of the Asset Sale remain after completion of an Asset Sale Offer, the Issuer and the Subsidiaries may use any remaining Net Proceeds of the Asset Sale for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Securities surrendered by Holders thereof exceeds the pro rata portion of such Net Proceeds of the Asset Sale to be used to purchase Securities, the Trustee shall select the Securities to be purchased in accordance with the applicable procedures of the Trustee and the applicable depository.

(e)           Pending the use of any Net Proceeds as set forth above, Net Proceeds of First Lien Collateral shall be deposited in the Collateral Account, and the Issuer and its Subsidiaries shall be permitted to apply Net Proceeds to the extent not involving First Lien Collateral to prepay any revolving loans under any Designated Senior Debt.

SECTION 4.07. Event of Loss

(a)           Upon the occurrence of an Event of Loss, the Issuer or the applicable Subsidiary shall apply the Net Loss Proceeds from such Event of Loss:

(1)           to the rebuilding, repair, replacement or construction of improvements to the affected property (the “Subject Property”); provided, however, that the Issuer delivers to the Trustee within 90 days of such Event of Loss: (i) a written opinion from a reputable contractor that the Subject Property can be rebuilt, repaired, replaced or constructed in, and operated in, substantially the same condition as it existed prior to the Event of Loss within 360 days of the Event of Loss; and (2) an Officers’ Certificate certifying that the Issuer or such Subsidiary has available from Net Loss Proceeds and/or other sources funds sufficient to complete such building, repair, replacement or construction;

(2)           in the case of Net Loss Proceeds to the extent not involving First Lien Collateral, to repay Debt or otherwise apply such Net Proceeds as permitted under Credit Facilities;

(3)           to make expenditures or to acquire properties or assets that will be used or useful in a Permitted Business provided that the properties or assets so acquired shall become First Lien Collateral or Second Lien Collateral, as applicable; or

(4)           in the case of Net Loss Proceeds to extent involving First Lien Collateral, the Net Loss Proceeds shall be paid directly to the Collateral Agent for deposit in the Collateral Account and applied to make an Event of Loss Offer in accordance with this Section 4.07.

(b)           On the 91st day after an Event of Loss relating to First Lien Collateral or any earlier date, if any, on which the Board of Directors of the Issuer or of the applicable Subsidiary determines not to apply the Net Loss Proceeds in accordance with clauses (1) or (3) of Section 4.07(a), when the aggregate amount of Net Loss Proceeds then requiring an Event of Loss Offer set forth above and not otherwise applied in accordance with Section 4.07(a) (together with the Net Loss Proceeds of prior Events of Loss then requiring an Event of Loss Offer set forth above and not otherwise applied in accordance with Section 4.07(a) but for which an Event of Loss Offer was not yet required by this sentence) exceeds $2,500,000, the Issuer shall within 30 days thereof make an offer to all Holders of Securities (an “Event of Loss Offer”) to purchase the maximum principal amount of Securities that may be purchased out of such Loss Proceeds at an offer price in cash in an amount equal to 100% of their principal amount plus accrued and unpaid interest to the date of purchase subject to the right of holders of record on a record date to receive interest on the relevant interest payment date in accordance with the procedures set forth herein.  For the avoidance of doubt, no Event of Loss Offer shall be required to be made in connection with the Net Loss Proceeds of any assets other than First Lien Collateral.

(c)           With respect to any Event of Loss pursuant to clause (iv) of the definition of “Event of Loss” that has a fair market value (or replacement cost, if greater) in excess of $1,000,000, the Issuer shall, or shall cause the applicable Subsidiary, as applicable, to use reasonable best efforts to receive consideration (i) at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers’ Certificate delivered to the Trustee) of the assets subject to the Event of Loss and (ii) at least 85% of which is in the form of cash or Cash Equivalents.

(d)           If any Loss Proceeds remain after completion of an Event of Loss Offer, the Issuer and the Subsidiaries may use any remaining Loss Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Securities surrendered by Holders thereof exceeds the pro rata portion of such Loss Proceeds to be used to purchase

Securities, the Trustee shall select the Securities to be purchased in accordance with the applicable procedures of the Trustee and the applicable depository.

(e)           Pending the use of any Net Loss Proceeds as set forth above, the Issuer and its Subsidiaries shall be permitted to apply Net Loss Proceeds to the extent not involving First Lien Collateral to prepay any revolving loans under any Designated Senior Debt and Net Loss Proceeds of First Lien Collateral shall be deposited in the Collateral Account.

SECTION 4.08. Transactions with Affiliates

(a)           The Issuer shall not, and shall not permit any of its Subsidiaries to sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or except as otherwise permitted in this Indenture invest in (by capital contribution or otherwise) or purchase or repurchase any Capital Stock or indebtedness, or any property, of any Affiliate, or except as otherwise permitted in this Indenture, become liable on any Guarantee of the indebtedness, dividends, or other obligations of any Affiliate (each of the foregoing, an “Affiliate Transaction”), unless:

(1)           such Affiliate Transaction is on terms that, taken as a whole, are not materially less favorable to the Issuer or the relevant Subsidiary than those that would have been obtained in a comparable arms-length at the time of such transaction by the Issuer or such Subsidiary with an unrelated Person; and

(2)           the Issuer delivers to the Trustee:

(i)            with respect to any Affiliate Transaction entered into after the Issue Date involving aggregate consideration in excess of $5,000,000, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by the Board of Directors; and

(ii)           with respect to any Affiliate Transaction involving aggregate consideration in excess of $10,000,000, an opinion as to the fairness to the Issuer or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an investment banking, appraisal or accounting firm of national standing.

(b)           Notwithstanding Section 4.08(a), none of the following shall be prohibited by this Section 4.08 (or be deemed to be Affiliate Transactions):

(1)           any employment agreements, non-competition agreements, stock purchase or option agreements, collective bargaining agreements, employee benefit plans or arrangements (including vacation plans, health and life insurance plans, deferred compensation plans, stock loan programs, long term incentive plans, directors’ and officers’ indemnification agreements and retirement, savings or similar plans), related trust agreements or any similar arrangements, in each case in respect of employees, officers or directors and entered into in the ordinary course of business, any payments or other transactions contemplated by any of the foregoing and any other payments of compensation to employees, officers or directors in the ordinary course of business;

(2)           transactions between or among (i) the Issuer and/or the Guarantors, (ii) while no Event of Default has occurred and is continuing, the Issuer and/or the Guarantors with one or more of the Subsidiaries of the Issuer that are not Guarantors or any other Affiliate in the ordinary course of business consistent with past practices or (iii) the Issuer and/or one or more of its Subsidiaries and any joint venture; provided in the case of clause (iii), no Affiliate of the Issuer (other than a Subsidiary) owns any of the Capital Stock of any such joint venture, provided that in the case of transactions with Affiliates other than Excluded Subsidiaries, in amounts and upon terms that have been provided to the Trustee and are no less favorable to the Issuer and the Guarantors than would be obtained in a comparable arms-length transaction with a third party that is not an Affiliate;

(3)           Permitted Investments and Restricted Payments that are permitted by the provisions of this Indenture;

(4)           the issuance of Capital Stock (other than Disqualified Stock) of or capital contribution to the Issuer to the extent permitted by this Indenture;

(5)           any agreement as in effect on the Issue Date (including any tax sharing agreements) or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in any material respect); and

(6)           transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business, consistent with past practice, and otherwise in compliance with the terms of this Indenture which are fair to the Issuer or its Subsidiaries, or are on terms at least as favorable as might reasonably have been obtained at such time in a comparable arms-length transaction with a Person that is not an Affiliate, in each case in the reasonable determination of the Board of Directors of the Issuer or the senior management thereof.

SECTION 4.09. Change of Control

(a)           Upon the occurrence of a Change of Control, unless all Securities have been called for redemption pursuant to Section 3.07, each Holder of Securities shall have the right to require the Issuer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder’s Securities pursuant to an offer on the terms set forth in this Indenture (a “Change of Control Offer”). In the Change of Control Offer, the Issuer shall offer a payment in cash equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of purchase (the “Change of Control Payment”), subject to the rights of holders on the relevant record date to receive interest due on the relevant interest payment date.

(b)           The Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes and consummates a Change of Control Offer in a manner, at the times and otherwise in compliance with the requirements set forth in this

Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Securities validly tendered and not withdrawn under the Change of Control Offer.

SECTION 4.10. Compliance Certificates; Recordings and Opinions

(a)           The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer an Officers’ Certificate, one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Issuer, stating that in the course of the performance by the signers of their duties as officers of the Issuer they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period.  If they do have such knowledge, the certificate shall describe the Default, its status and what action the Issuer is taking or proposes to take with respect thereto.  The Issuer also shall comply with Section 314(a)(4) of the TIA.

(b)           The Issuer shall furnish to the Collateral Agent and the Trustee (if the Trustee is not then the Collateral Agent), on or before the time when the Issuer is required to provide annual reports pursuant to Section 4.02 with respect to the preceding fiscal year, an Opinion of Counsel:

(1)           stating substantially that, in the opinion of such counsel, such action has been taken with respect to the recordings, registrations, filings, re-recordings, re-registrations and re-filings of this Indenture, the Collateral Documents and all financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of this Indenture or any Collateral Documents in the Collateral and reciting with respect to the security interests in such Collateral the details of such action or referencing to prior Opinions of Counsel in which such details are given; or

(2)           to the effect that, in the opinion of such counsel, no such action is necessary to maintain such Lien under this Indenture and the Collateral Documents;

and the Issuer shall otherwise comply with the provisions of Section 314(b) of the TIA.

(c)           The Issuer shall deliver to the Trustee, as soon as possible and in any event within five days after any Senior Officer of the Issuer becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or Default and the action which the Issuer proposes to take with respect thereto.

SECTION 4.11. Liens

The Issuer shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except Permitted Liens.

SECTION 4.12. Additional Security Guarantees

(a)           If the Issuer or any of its Subsidiaries acquires or creates another Subsidiary (other than a Foreign Subsidiary of the Issuer) after the Issue Date that becomes a borrower or guarantor under Credit Facilities, or an existing Subsidiary that had not previously been a borrower or a guarantor under the Credit Facilities becomes a borrower or a guarantor thereunder, then such Subsidiary shall become a Guarantor and execute a Security Guarantee in accordance with the provisions of this Indenture within 10 Business Days of the date on which it was acquired or created or became a guarantor or borrower under the Credit Facilities.

(b)           Any Subsidiary that is required to become a Guarantor shall do so by executing and delivering to the Trustee a supplemental indenture substantially in the form of Exhibit C hereto as provided in Section 9.01.

SECTION 4.13. Permitted Businesses

The Issuer shall not and shall not permit any of its Subsidiaries to, engage directly or indirectly, in any line of business other than Permitted Businesses, except to such extent as is not material to the Issuer and its Subsidiaries taken as a whole.

SECTION 4.14. Payments for Consent

The Issuer shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

SECTION 4.15. Payment of Taxes

The Issuer shall, and shall cause each of its Subsidiaries to, (a) pay, or provide for the payment, when due (subject to permitted extensions), of all material taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises and make all required withholding and other tax deposits and establish adequate reserves for the payment of all such items; and (b) pay when due all Debt owed by it and all claims of materialmen, mechanics, carriers, warehousemen, landlords, processors and other like Persons, and all other indebtedness owed by it if failure to pay such Debt or such claims would otherwise result in an Event of Default and perform and discharge in a timely manner all other obligations undertaken by it; provided, however,  neither the Issuer nor any of its Subsidiaries need pay any amount pursuant to clauses (a) or (b) above (i) the payment of which it is contesting in good faith by appropriate proceedings diligently pursued, and (ii) as to which the Issuer or its Subsidiary, as the case may be, has established proper reserves to the extent required under GAAP, or the nonpayment of which does not result in the imposition of a Lien (other than a Permitted Lien).

SECTION 4.16. Limitation on Sale and Leaseback Transactions

The Issuer shall not, and shall not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction unless:

(1)                                  the consideration received in such Sale and Leaseback Transaction is at least equal to the fair market value of the property sold, as determined by a board resolution of the Board of Directors of the Issuer or by an Officers’ Certificate,

(2)                                  prior to and after giving effect to the Attributable Debt in respect of such Sale and Leaseback Transaction, the Issuer and any such Subsidiary comply with Section 4.03; and

(3)                                  at or after such time, the Issuer and any such Subsidiary comply with Section 4.06.

SECTION 4.17. Legal Existence and Good Standing

The Issuer shall, and shall cause each Guarantor to, maintain its legal existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence or qualification or good standing would reasonably be expected to have a material adverse effect, except, in each case, as permitted otherwise under this Indenture.

SECTION 4.18. Compliance with Laws

The Issuer shall, and shall cause each of its Subsidiaries to, comply with all applicable statutes, rules, regulations and orders of the United States, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliance as would not have a material adverse effect on the financial condition or results of operations of the Issuer and its Subsidiaries taken as a whole.

SECTION 4.19. Amendments to Existing Credit Facilities

The Issuer shall not agree to any amendment, restatement or refinancing to or of the Existing Credit Facilities (or any other agreement with the lenders under the Existing Credit Facilities that has the effect of an amendment, restatement or refinancing) after the Ninth Amendment Effective Date to the extent that the effect thereof would be to increase any of the percentages or other amounts or limits specifically set forth in the definition of Borrowing Base (or introduce new categories of property as components of the Borrowing Base) in effect on the Ninth Amendment Effective Date other than the introduction of up to 100% of cash of the Issuer and any one or more of its Subsidiaries as a category in such Borrowing Base in an amount not to exceed the aggregate undrawn face amount of all outstanding letters of credit issued under the Existing Credit Facilities.

ARTICLE V

MERGERS, CONSOLIDATION ETC.

SECTION 5.01. Merger, Consolidation, or Sale of All or Substantially All Assets

The Issuer shall not consolidate or merge with or into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person.

SECTION 5.02. Merger or Consolidation of a Guarantor

(a)                                  No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person (other than another Guarantor) unless:

(1)                                  subject to the provisions of Section 5.02(b), the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental Indenture in form and substance reasonably satisfactory to the Trustee, under the Securities, the Collateral Documents applicable to such Guarantor, the Intercreditor Agreement and this Indenture; and

(2)                                  immediately after giving effect to such transaction, no Default exists.

(b)                                 Notwithstanding Section 5.02(a), any Guarantor may merge with an Affiliate incorporated solely for the purpose of reincorporating such Guarantor in another jurisdiction if the Guarantor or successor entity, as applicable, remains a Guarantor.

(c)                                  With respect to each transaction described in Sections 5.01, 5.02(a) and 5.02(b), the Issuer, such Guarantor or the relevant surviving entity, as applicable, shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Collateral Documents on the Collateral pledged by such Person, together with such financing statements as may be required to perfect any security interests in such Collateral that may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant jurisdiction.

(d)                                 In the event of (i) a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or (ii) the sale or other disposition of Capital Stock of any Guarantor if as a result of such disposition, such Person ceases to be a Subsidiary of the Issuer, then the Person acquiring such assets (in the case of clause (i)) or such Guarantor (in the case of clause (ii)) shall be automatically released and relieved of any Obligations under its Security Guarantee; provided that such sale or other disposition is in compliance with this Indenture, including Sections 4.06 and 4.07 (it being understood that only such portion of the Net Proceeds or Net Loss Proceeds as is or is required to be applied on or before the date of such release in accordance with the terms of this Indenture needs to be so applied).

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.01.  Events of Default and Remedies.

(a)                                  Each of the following constitutes an “Event of Default” under this Indenture:

(1)                                  default for 30 days in the payment when due of interest on the Securities;

(2)                                  default in payment when due of the principal of the Securities (whether at its Stated Maturity, upon repurchase, acceleration, optional redemption or otherwise);

(3)                                  failure by the Issuer to comply with Section 4.09 or Section 5.01;

(4)                                  failure by the Issuer for 60 days after receipt of notice given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities outstanding specifying such failure to comply with any of its other agreements in this Indenture, the Securities or the Collateral Documents;

(5)                                  failure by the Issuer or any Guarantor to deposit in a Collateral Account any Net Proceeds in respect of an Asset Sale or Net Loss Proceeds in respect of an Event of Loss, in each case, to the extent required to be so deposited under this Indenture, for a period of more than 10 days after the date such deposit was required to be made;

(6)                                  the failure by the Issuer or any Subsidiary that is a Significant Subsidiary to pay any Debt within any applicable grace period after final maturity or acceleration by the holders thereof because of a default if the total amount of such Debt unpaid or accelerated at the time exceeds $10,000,000;

(7)                                  any judgment or decree for the payment of money in excess of $10,000,000 (net of any insurance or indemnity payments actually received in respect thereof prior to or within 60 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) is entered against the Issuer or any Subsidiary that is a Significant Subsidiary and is not discharged, waived or stayed and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed;

(8)                                  except as permitted by this Indenture, any Security Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Security Guarantee;

(9)                                  the Liens created by the Collateral Documents shall at any time not constitute a valid and perfected Lien on the Collateral intended to be covered thereby  other than in accordance with the terms of the relevant Collateral Document, the

Intercreditor Agreement and this Indenture and other than the satisfaction in full of all obligations under this Indenture or the release or amendment of any such Lien in accordance with the terms of this Indenture, the Intercreditor Agreement or the Collateral Documents, or the Issuer or any Guarantor shall have repudiated or disaffirmed their obligations under the Collateral Documents or the determination in a judicial proceeding that the Collateral Documents are unenforceable or invalid against any of the Issuer or any Guarantor, except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of this Indenture, the Intercreditor Agreement and the relevant Collateral Document, any of the Collateral Documents or the Intercreditor Agreement shall for whatever reason be terminated or cease to be in full force and effect, if in either case, such default continues for 30 days after notice, or the enforceability thereof shall be contested by the Issuer; and

(10)                            the Issuer, any Guarantor or any Subsidiary of the Issuer that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A)                              commences a voluntary case;

(B)                                consents to the entry of an order for relief against it in an involuntary case;

(C)                                consents to the appointment of a Custodian of it or for any substantial part of its property;

(D)                               makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency; or

(11)                            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)                              is for relief against the Issuer, any Guarantor or any Subsidiary of the Issuer that is a Significant Subsidiary in an involuntary case;

(B)                                appoints a Custodian of the Issuer or any Subsidiary that is a Significant Subsidiary or for any substantial part of its property; or

(C)                                orders the winding up or liquidation of the Issuer or any Subsidiary that is a Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree relating thereto remains unstayed and in effect for 60 days.

(b)                                 The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effect by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

(c)                                  The term “Bankruptcy Law” means Title 11, United States Code, or any similar federal or state law for the relief of debtors.  For purposes of this Section, the term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

(d)                                 A Default under clause (4) of Section 6.01(a) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities notify the Issuer in writing by registered or certified mail, return receipt requested, of the Default and the Issuer does not cure such Default within the time specified in clause (4) of Section 6.01(a) after receipt of such notice.  Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

SECTION 6.02.  Acceleration.

(a)                                  If an Event of Default (other than an Event of Default specified in Section 6.01(a)(10) or (11) with respect to the Issuer or a Significant Subsidiary) occurs and is continuing, the Trustee by notice to the Issuer in writing, or the Holders of at least 25% in aggregate principal amount of the outstanding Securities by notice in writing to the Issuer, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable.  Upon such a declaration, such principal and interest shall be due and payable immediately.  Notwithstanding the foregoing, if an Event of Default specified in Section 6.01(a)(10) or (11) with respect to the Issuer or a Significant Subsidiary occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

(b)                                 At any time after a declaration of acceleration with respect to the Securities as described in Section 6.02(a), the Holders of a majority in aggregate principal amount of the Securities may rescind and cancel such declaration and its consequences:  (i) if the rescission would not conflict with any judgment or decree; (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration; (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and (iv) if the Issuer has paid the Trustee its compensation and reimbursed the Trustee for its expenses, disbursements and advances.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

(c)                                  In the event of a declaration of acceleration of the Securities because an Event of Default described in Section 6.01(a)(6) has occurred and is continuing, the declaration of acceleration of the Securities shall be automatically annulled, and the Event of Default shall be considered waived, if the event of default or payment default triggering such Event of Default pursuant to Section 6.01(a)(6) shall be remedied or cured by the Issuer or a Subsidiary of the Issuer or waived by the holders of the relevant Debt within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Securities would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all other existing Events of Default, except nonpayment of principal, premium or interest on the Securities that became due solely because of the acceleration of the Securities, have been cured or waived.

SECTION 6.03.  Other Remedies.

(a)                                  Subject to the provisions of the Intercreditor Agreement, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

(b)                                 Subject to the provisions of the Intercreditor Agreement, the Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative (to the extent permitted by law).

(c)                                  Subject to the provisions of the Intercreditor Agreement and Collateral Documents, the Trustee shall have the authority to direct the Collateral Agent to institute and to maintain such suits and proceedings as the Trustee may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of the Securities in the Collateral (including suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interests or be prejudicial to the interests of the Holders of the Securities).

(d)                                 If any Event of Default occurs and is continuing, the Trustee may in its sole discretion exercise any remedies available to it pursuant to the Collateral Documents with respect to the First Lien Collateral, or, if so directed, shall exercise such remedies with respect to the First Lien Collateral as directed by the Holders of at least a majority in principal amount of the then outstanding Securities.

SECTION 6.04.  Waiver of Past Defaults.  The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may on behalf of the Holders of all of the Securities waive any existing Default and its consequences under this Indenture except a continuing Event of Default in the payment of interest on, or the principal of, the Securities.  When a Default is waived, it is deemed cured and ceases to exist and any Event of Default arising therefrom shall be deemed to have been cured and waived for every purpose under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.  Nothing in this indenture shall be read to prevent the cure of any Event of Default.

SECTION 6.05.  Control by Majority.  The Holders of a majority in aggregate principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee by this Indenture.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06.  Limitation on Suits.

(a)                                  Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to this Indenture, the Securities or the Security Guarantees unless:

(1)                                  such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)                                  Holders of at least 25% in aggregate principal amount of the outstanding Securities have requested to the Trustee to pursue the remedy;

(3)                                  such Holders have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4)                                  the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)                                  the Holders of a majority in aggregate principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period.

(b)                                 A Holder shall not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any actions or forbearances are unduly prejudicial to such Holders).

SECTION 6.07.  Rights of Holders to Receive Payment.  Subject to the Intercreditor Agreement, notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.  Collection Suit by Trustee.  Subject to the Intercreditor Agreement, if an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09.  Trustee May File Proofs of Claim.  Subject to the Intercreditor Agreement, the Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuer, any Subsidiary or any Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the

Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10.  Priorities.  If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

FIRST:  to the Trustee for amounts due under Section 7.07 and the Collateral Agent for any amounts, expenses, costs or liabilities owed to or incurred by it relating to or in connection with any Collateral Document;

SECOND:  to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD:  subject to the Intercreditor Agreement, to the Issuer.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section.  At least 15 days before such record date, the Trustee shall mail to each Holder and the Issuer a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11.  Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

SECTION 6.12. Waiver of Usury Stay or Extension Laws

Neither the Issuer nor any Guarantor (to the extent they may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that they may lawfully do so) expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power granted in this Indenture to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

TRUSTEE

SECTION 7.01.  Duties of Trustee.

(a)                                  If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(1)                                  the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)                                  The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)                                  this Section 7.01(c) does not limit the effect of Section 7.01(b);

(2)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                  the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 or exercising any trust or power conferred upon the Trustee, or exercising any trust or power conferred upon the Trustee.

(d)                                 Every provision of this Indenture that in any way relates to the Trustee is subject to Section 7.01(a), 7.01(b) and 7.01(c).

(e)                                  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f)                                    Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)                                 No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h)                                 Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 7.02.  Rights of Trustee.  Subject to Section 7.01:

(a)                                  The Trustee may conclusively rely, and shall be protected in acting or refraining from acting, upon any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in any such document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c)                                  The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e)                                  The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)                                    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(g)                                 The Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture.

(h)                                 The permissive rights of the Trustee to take any action enumerated in this Indenture shall not be construed as a duty to take such action.

(i)                                     The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(j)                                     The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, including a signature sample, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.  Such Officers’ Certificate may not be signed by any person specified therein.

(k)                                  any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer request and any resolution of the Board of Directors may be sufficiently evidenced by a board resolution.

(l)                                     the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(m)                               in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(n)                                 In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 7.03.  Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11 and Sections 310(b) and 311 of the TIA.

SECTION 7.04.  Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuer’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

SECTION 7.05.  Notice of Defaults.   Subject to the next sentence, if a Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Holder notice of the Default.  Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Security, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Holders.  Notwithstanding anything to the contrary expressed in this Indenture, the Trustee shall not be deemed to have knowledge of any Default hereunder, except in the case of an Event of Default under Section 6.01(a)(1) or (2) (provided that the Trustee is Paying Agent), unless and until a Trust Officer receives written notice thereof at its Corporate Trust Office, from the Issuer or a Holder that such Default has occurred.

SECTION 7.06.  Reports by Trustee to Holders.  The Trustee shall transmit to the Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto.  To the extent that any such report is required by the TIA with respect to any 12-month period, such report shall cover the 12-month period ending January 1 and shall be transmitted by the next succeeding March 1 .  The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year (other than fiscal years ending prior to the Issue Date), an Officer’s Certificate indicating whether the signers thereof actually know of any Default that occurred during the previous year.

A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange (if any) on which the Securities are listed.  The Issuer agrees to notify promptly the Trustee in writing whenever the Securities become listed on any stock exchange and of any delisting thereof.

SECTION 7.07.  Compensation and Indemnity.  The Issuer shall pay to the Trustee from time to time such compensation as is agreed to in writing by the Trustee and Issuer for the Trustee’s services hereunder.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuer shall reimburse the Trustee upon request for all out-of-pocket disbursements, advances and expenses incurred or made by it, including costs of collection, in addition to the compensation for its services.  Such expenses shall include the compensation and expenses of the Trustee’s counsel, accountants and experts.  The Issuer and each Guarantor, jointly and severally, shall indemnify the Trustee and its officers, directors, shareholders, agents and employees (each, an “Indemnified Party”) for and hold each Indemnified Party harmless against any and all loss, damage, claims, liability or expense (including reasonable attorneys’ fees and expenses) including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by them without negligence or willful misconduct on their part arising out of or in connection with the acceptance or administration of this Indenture or the Securities and the performance of their duties hereunder or under the Collateral Documents in respect thereof, including the cost and expense of enforcing this Indenture against the Issuer (including this Section 7.07), and defending itself against any claim (whether asserted by a Holder or any other person).  The Trustee, in its capacity as Trustee, Collateral Agent, Paying Agent, Registrar, Custodian and agent for service of notice and demands, and the Trustee’s officers, directors, shareholders, agents and employees, when acting in such other capacity, shall have the full benefit of the foregoing indemnity as well as all other benefits, rights and privileges accorded to the Trustee in this Indenture when acting in such other capacity.  The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon receiving written notice thereof; provided that any failure so to notify the Issuer shall not relieve the Issuer or any Guarantor of its indemnity obligations hereunder.  The Issuer shall defend the claim and the Indemnified Party shall provide reasonable cooperation at the Issuer’s expense in the defense.  Such Indemnified Parties may have separate counsel and the Issuer shall pay the fees and expenses of such counsel; provided that the Issuer shall not be required to pay such fees and expenses if it assumes such Indemnified Parties’ defense and, in such Indemnified Parties’ reasonable judgment, there is no conflict of interest between the Issuer and such parties in connection with such defense.  The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an Indemnified Party through such party’s own willful misconduct, negligence or bad faith.

The Trustee shall have a lien prior to the Securities as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 7.07, except with respect to funds held in trust for the benefit of the Holders of particular Securities.  The Trustee’s right to receive payment of any amounts due under this Indenture shall not be subordinated to any other Debt of the Issuer and the Securities shall be subordinate to the Trustee’s rights to receive such payment.

The Issuer’s payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Trustee.  When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(a)(10) or (11) with respect to the Issuer or a Significant Subsidiary, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08.  Replacement of Trustee.  The Trustee may resign at any time by so notifying the Issuer in writing.  The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Issuer in writing and may appoint a successor Trustee.  The Issuer shall remove the Trustee if:

(1)                                  the Trustee fails to comply with Section 7.10;

(2)                                  the Trustee is adjudged bankrupt or insolvent;

(3)                                  a receiver or other public officer takes charge of the Trustee or its property; or

(4)                                  the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the “retiring Trustee”), the Issuer shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the

Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in aggregate principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer’s and Guarantors’ obligations under Section 7.07 and rights under Section 7.02 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  Successor Trustee by Merger, Etc.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, provided, that such Person shall be qualified and eligible under this Article VII.

In case at the time such successor or successors by consolidation, merger, conversion or transfer shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10.  Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements of TIA § 310(a).  The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.  The Trustee shall comply with TIA § 310(b)[; provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met].

SECTION 7.11.  Preferential Collection of Claims Against Issuer.  The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.  Legal Defeasance and Covenant Defeasance.

(a)                                  The Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.01(b) or 8.01(c) be applied to all outstanding Securities upon compliance with the conditions set forth below in this Article VIII.

(b)                                 Upon the Issuer’s exercise under Section 8.01(a) of the option applicable to this Section 8.01(b), the Issuer and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.02, be deemed to have been discharged from their obligations with respect to the Securities, any Security Guarantees, the Collateral Documents and the Intercreditor Agreement on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuer and each Guarantor shall be deemed to have paid and discharged the entire Debt represented by the outstanding Securities and any Security Guarantee, which Securities and Security Guarantees shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.04 and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all their other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:  (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Article VIII, as more fully set forth in such Article, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (ii) the Issuer’s obligations with respect to the Securities under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.09, 7.07 and 7.08, which shall survive until the Securities have been paid in full (thereafter, the Issuer’s obligations in Section 7.07 shall survive), and (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s and the Guarantor’s obligations in connection therewith and (iv)  this Section 8.01 and Section 8.02.  Subject to compliance with this Article VIII, the Issuer may exercise its Legal Defeasance option notwithstanding the prior exercise of its Covenant Defeasance option.

(c)                                  Upon the Issuer’s exercise under Section 8.01(a) of the option applicable to this Section 8.01(c), subject to the satisfaction of the conditions set forth in Section 8.02, each Guarantor shall be released from its Security Guarantee and  the Issuer and each Guarantor shall be released from their obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.18 and 4.19 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Securities shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration of act of Holders (and the consequences of any thereof) in connection with such Sections, but shall continue to be deemed “outstanding” for all the other purposes hereunder.  For this purpose, Covenant Defeasance means that, with respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document and such omission to comply shall not constitute a Default, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.  In addition, upon the Issuer’s exercise of its Covenant Defeasance option, subject to the satisfaction of the conditions set forth in Section 8.02, Sections 6.01(a)(3), 6.01(a)(4) (with respect to compliance with Sections 4.02, 4.05, 4.08, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.18, 4.19), 6.01(a)(5), 6.01(a)(6), 6.01(a)(7), 6.01(a)(8) (with respect to Subsidiaries of the Issuer only), 6.01(a)(9) or Sections 6.01(a)(10) or (11) (with respect to Subsidiaries of the Issuer only) shall not constitute Events of Default.

SECTION 8.02.  Conditions to Legal or Covenant Defeasance.  In order to exercise either Legal Defeasance or Covenant Defeasance:

(a)                                  the Issuer or the Guarantors must irrevocably deposit with the Trustee (or another qualifying trustee, collectively, for purposes of this Section 8.02 and Section 8.04, the term “Trustee” shall include any such qualifying trustee), in trust, for the benefit of the Holders, cash in United States dollars, Government Notes, or a combination thereof, in such amounts as shall be sufficient (without reinvestment), in the opinion of a nationally recognized investment banking firm, appraisal firm or firm of independent public accountants, to pay the principal of and interest on the outstanding Securities on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Securities are being defeased to maturity or to a particular redemption date;

(b)                                 in the case of Legal Defeasance, the Issuer or the Guarantors shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions: (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, and, in either case to the effect that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)                                  in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States, reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)                                 no Default (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) shall have occurred and be continuing on the date of such deposit;

(e)                                  such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the TIA (assuming all Securities are in default within the meaning of the TIA;

(f)                                    such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(g)                                 the Issuer or the Guarantors shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over the other creditors of the Issuer or the Guarantors, as applicable, or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or the Guarantors, as applicable, or others; and

(h)                                 the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.03.  Satisfaction and Discharge of Indenture.  Upon the request of the Issuer, this Indenture shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Securities, as expressly provided for herein or pursuant hereto), the Issuer and the Guarantors shall be discharged from their obligations under the Securities and the Security Guarantees, and the Trustee, at the written direction and expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, the Security Guarantees, the Collateral Documents and the Securities when:

(a)                                  either (i) all the Securities theretofore authenticated and delivered (other than mutilated, destroyed, lost or stolen Securities that have been replaced or paid) have been delivered to the Trustee for cancellation or (ii) all Securities not theretofore delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee funds in trust for such purpose in an amount sufficient to pay and discharge the entire Debt on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any, on) and interest on the Securities to the date of such deposit (in the case of Securities that have become due and payable) or to the Stated Maturity or redemption date, as the case may be;

(b)                                 the Issuer has paid or caused to be paid all sums payable under this Indenture by the Issuer;

(c)                                  the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(d)                                 the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Securities at maturity or on the redemption date, as the case may be; and

(e)                                  the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided in this Indenture relating to the satisfaction and discharge of this Indenture, the Security Guarantees and the Securities have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 7.07 and, if money shall have been deposited with the Trustee pursuant to clause (a)(ii) of this Section, the obligations of the Trustee and the Paying Agent under Section 8.04 and Section 2.04 shall survive such satisfaction and discharge.

SECTION 8.04.  Deposited Money and Government Notes to be Held in Trust; Other Miscellaneous Provisions.  Subject to Section 8.05, all money and Government Notes (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.02 or 8.03 in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Notes deposited pursuant to Section 8.02 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Securities.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the written request of the Issuer any money or Government Notes held by it as provided in Section 8.02 or 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.02(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.05.  Repayment to Issuer.  Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium or interest on any Security and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

SECTION 8.06.  Reinstatement.  If the Trustee or Paying Agent is unable to apply any United States dollars or Government Notes in accordance with this Article VIII by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with this Article VIII; provided, however, that, if the Issuer or any Guarantor makes any payment of principal of, premium or interest on any Security following the reinstatement of its obligations, the Issuer or any Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENTS

SECTION 9.01.  Without Consent of Holders.  The Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Securities, the Security Guarantees, the Collateral Documents and the Intercreditor Agreement without notice to or consent of any Holder to:

(1)                                  cure any ambiguity, defect or inconsistency;

(2)                                  provide for uncertificated Securities in addition to or in place of certificated Securities;

(3)                                  provide for the assumption of any Guarantor’s obligations to Holders of Securities in the case of a merger, consolidation or sale of assets, permitted to be granted to third parties, or amend, restate or assign the Collateral Documents or the Intercreditor Agreement in connection with a refinancing of the Existing Credit Facilities in accordance with the provisions of this Indenture, the Collateral Documents or the Intercreditor Agreement or provide for additional Guarantors or to add collateral;

(4)                                  make any change that would provide any additional rights or benefits to the Holders of Securities;

(5)                                  comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

(6)                                  provide for the issuance of Additional Securities and PIK Securities under this Indenture in accordance with the limitations set forth in this Indenture as of the Issue Date.

After an amendment under this Section becomes effective, the Issuer shall mail to Holders a notice briefly describing such amendment.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.02.  With Consent of Holders.  The Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Securities or the Security Guarantees without notice to any Holder but, subject to the next succeeding paragraph, with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), and any existing default or compliance with any provisions of this Indenture, the Securities and the Security Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities (including consents obtained in connection with a purchase of or tender offer or exchange offer for Securities).  Notwithstanding the foregoing, without the consent of each Holder affected, an amendment or waiver shall not (with respect to any Securities held by a non-consenting Holder):

(1)                                  reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

(2)                                  reduce the principal of or change the fixed maturity of any Security or change the dates (to earlier dates) of, redemption of any Security (other than dates under Section 4.06, 4.07 or 4.09);

(3)                                  reduce the rate of or change the time for payment of interest on any Security;

(4)                                  waive a Default in the payment of principal of or interest on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities then outstanding and a waiver of the payment default that resulted from such acceleration);

(5)                                  make any Security payable in money other than that stated in the Securities;

(6)                                  impair the rights of Holders to receive payments of principal of or interest on the Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to any Securities;

(7)                                  make any change in this Section 9.02; or

(8)                                  except as permitted by this Indenture, release any Security Guarantee or substantially all of the Collateral other than in accordance with this Indenture, the Collateral Documents or the Intercreditor Agreement.

Any amendment to, or waiver of, the provisions of this Indenture or any Collateral Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Securities or otherwise modify the Intercreditor Agreement in any manner adverse in any material respect to the Holders shall require the consent of the Holders of at least 66-2/3% in aggregate principal amount of Securities then outstanding.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section becomes effective, the Issuer shall mail to Holders a notice briefly describing such amendment.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.03.  Compliance with TIA.  Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04.  Revocation and Effect of Consents and Waivers.

(a)                                  A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security.  However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives written notice of revocation before the date the requisite number of consents are received by the Issuer or the Trustee.  After an amendment or waiver becomes effective, it shall bind every Holder.  An amendment or waiver becomes effective once the requisite number of consents are received by the Issuer or the Trustee and any other conditions to effectiveness of such consent specified in the amendment or waiver are satisfied.

(b)                                 The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding Section 9.04(a), those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.

SECTION 9.05.  Notation on or Exchange of Securities.  If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder.  Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.  Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.06.  Trustee to Sign Amendments.  The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may but need not sign it.  In signing such amendment the Trustee shall be entitled to receive indemnity satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in conclusively relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture that such amendment is the legal, valid and binding obligation of the Issuer and the Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

ARTICLE X

COLLATERAL AND SECURITY

SECTION 10.01. Collateral Documents.     The Obligations of the Issuer under the Securities, the Indenture and the Collateral Documents are secured by first-priority mortgages or deeds of trust in the First Lien Collateral and second-priority mortgages or deeds of trust in the Second Lien Collateral, subject to Permitted Collateral Liens, which mortgages and deeds of trust the Guarantors owning the First Lien Collateral and the Second Lien Collateral have entered into simultaneously with the execution of this Indenture, or in certain circumstances, will enter into subsequent to the Issue Date, and will be secured as provided therein and in the other Collateral Documents and the Intercreditor Agreement.  The Collateral Agent’s Liens on the Collateral shall be recourse only to the Real Estate subject to such Lien and not the owner thereof if other than the Issuer and will not secure the Obligations of any Guarantor in respect of its Note Guarantee.

SECTION 10.02. Collateral Agent.

(a)                                  The Issuer hereby appoints Deutsche Bank Trust Company Americas to act as Collateral Agent, and the Collateral Agent shall have the privileges, powers and immunities as set forth herein and in the Collateral Documents and the Intercreditor Agreement.  The Issuer and the Guarantors hereby agree that the Collateral Agent shall hold the Collateral in trust for the benefit of all of the Holders and the Trustee, in each case, pursuant to the terms of the Collateral Documents and the Intercreditor Agreement, and the Collateral Agent is hereby authorized and directed to execute and deliver the Collateral Documents, the Intercreditor Agreement and any agreement which replaces (in substantially similar form) the Intercreditor Agreement. Subject to the Intercreditor Agreement, the Collateral Agent is authorized and empowered to appoint one or more co-Collateral Agents as it may deem necessary or appropriate.

(b)                                 Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection or any security interest in the Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.  Neither the Trustee nor the Collateral Agent shall be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Trustee or the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the respective grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.  The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or any Collateral Document by the Issuer, any secured parties or the Collateral Agent.

(c)                                  The Trustee and the Collateral Agent are hereby authorized and directed to enter into any applicable Collateral Documents.  The Collateral Agent will be subject to such directions as may be given it by the Trustee from time to time (as required or permitted by this Indenture). Except as directed by the Trustee as required or permitted by this Indenture or as required or permitted by the Collateral Documents and the Intercreditor Agreement, the Collateral Agent will not be obligated:

(1)                                  to act upon directions purported to be delivered to it by any other Person;

(2)                                  to foreclose upon or otherwise enforce the Collateral Agent’s Liens; or

(3)                                  to take any other action whatsoever with regard to any or all of the Collateral Agent’s Liens, Collateral Documents, the Intercreditor Agreement or Collateral.

(d)                                                The Collateral Agent will be accountable only for amounts that it actually receives as a result of the enforcement of the Collateral Agent’s Liens or the Collateral Documents and the Intercreditor Agreement.

(e)                                                 In acting as Collateral Agent or co-Collateral Agent, the Collateral Agent and each co-Collateral Agent may conclusively rely upon and enforce for its own benefit each and all of the rights, powers, immunities, indemnities and benefits of the Trustee under Article 7 hereof, each of which shall also be deemed to be for the benefit of the Collateral Agent and each co-Collateral Agent.

(f)   At all times when the Trustee is not itself the Collateral Agent, the Issuer will deliver to the Trustee copies of all Collateral Documents and the Intercreditor Agreement delivered to the Collateral Agent and copies of all documents delivered to the Collateral Agent pursuant to the Collateral Documents and the Intercreditor Agreement.

SECTION 10.03. Authorization of Actions to be Taken.

(a)                                                 Each Holder of Securities, by its acceptance thereof, consents and agrees to the terms of each Collateral Document and Intercreditor Agreement, as originally in effect on the Issue Date and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee and the Collateral Agent to execute and deliver the Collateral Documents and the Intercreditor Agreement to which it is a party and authorizes and empowers the Trustee and the Collateral Agent to bind the Holders of Securities and to perform its obligations and exercise its rights and powers thereunder.

(b)                                                The Collateral Agent and the Trustee are authorized and empowered to receive for the benefit of the Holders of Securities any funds collected or distributed under the Collateral Documents and the Intercreditor Agreement to which the Collateral Agent or Trustee is a party and to make further distributions of such funds to the Holders of Securities according to the provisions of this Indenture.

(c)                                                 Subject to the provisions of Section 7.01, Section 7.02 and the Intercreditor Agreement, the Trustee may, in its sole discretion and without the consent of the Holders of Securities, direct, on behalf of the Holders of Securities, the Collateral Agent to take all actions it may deem necessary or appropriate in order to:

(1)                                  foreclose upon or otherwise enforce any or all of the Collateral Agent’s Liens; or

(2)                                  enforce any of the terms of the Collateral Documents and the Intercreditor Agreement to which the Collateral Agent or Trustee is a party.

Subject to the Intercreditor Agreement, Section 7.01 and Section 7.02, the Trustee is authorized and empowered to institute and maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings as it may deem expedient or as may be necessary to protect or enforce the Collateral Agent’s Liens or the Collateral Documents and Intercreditor Agreement to which the Collateral Agent or Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Collateral Documents and the Intercreditor Agreement to which the Collateral Agent or Trustee is a party or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders of Securities in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of Holders of Notes, the Trustee or the Collateral Agent.

(d)                Unless otherwise specifically stated herein, whenever reference is made in this Indenture to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent to any amendment, waiver or other modification of this Indenture to be executed (or not to be executed) by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of  discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that in all cases the Collateral Agent shall be acting, giving, withholding, suffering, omitting, making or otherwise undertaking and exercising the same (or shall not be undertaking and exercising the same) as directed in accordance with this Indenture and the Intercreditor Agreement.  This provision is intended solely for the benefit of the Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.

SECTION 10.04.  Maintenance of Collateral.

(a)                                                 The Issuer shall, and shall cause its Subsidiaries to, maintain the Collateral in good, safe and insurable operating order, condition and repair (ordinary wear and tear excepted) and do all other acts as may be reasonably necessary or appropriate to maintain and preserve the value of the Collateral in all material respects.

(b)                                                The Issuer shall, and shall cause its Subsidiaries to, pay all real estate and other taxes (except for those being contested in good faith and for which adequate reserves have been made), and maintain in full force and effect all material permits and certain insurance coverages, except to the extent that the failure to maintain such permits and coverages follows the sale of the assets to which such permits or coverages relate.

SECTION 10.05.  Further Assurances.

Subject to the Intercreditor Agreement, the Issuer shall, and shall cause its Subsidiaries to, at their sole expense, execute, acknowledge and deliver such documents and instruments and take such other actions, as may be necessary or as the Collateral Agent or the Trustee may reasonably request to create, protect, assure, perfect, transfer and confirm the Liens (subject to Permitted Collateral Liens), benefits, property and rights conveyed or intended to be conveyed by this Indenture or the Collateral Documents for the benefit of the Holders and the Trustee, including with respect to After-Acquired Property.

SECTION 10.06.  Real Estate Mortgages and Filings.

With respect to any fee interest in certain real property (individually and collectively, the “Premises”) constituting Collateral on the Issue Date, or substitute Second Lien Collateral substituted in accordance with the provisions described under Section 10.09 below:

(a)                                                 With regard to any First Lien Collateral, the Issuer shall deliver to the Collateral Agent, as mortgagee or beneficiary, as applicable, fully executed counterparts of mortgages or deeds of trust, each dated as of the Issue Date or, if later, the date such property is substituted in accordance with Section 10.09(b), in accordance with the requirements of this Indenture and/or the Collateral Documents, duly executed by the Issuer or its applicable Subsidiary, together with evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such mortgage or deed of trust (and payment of any taxes or fees in connection therewith) as may be necessary to create a valid, perfected first-priority Lien (subject to Permitted Liens of the type described in clauses (2), (5) and (6) of the definition thereof and, in the case of clauses (2) and (5), in an amount not to exceed $400,000 in the aggregate) against the properties purported to be covered thereby, and an environmental indemnity relating to such properties that will be subordinated in right of payment to the same extent as the Security Guarantees;

(b)                                                With regard to any Second Lien Collateral, subject to the Intercreditor Agreement, the Issuer shall deliver to the Collateral Agent, as mortgagee or beneficiary, as applicable, fully executed counterparts of mortgages or deeds of trust, each dated as of the Issue Date or, if later, the date such property is pledged to secure Obligations under the Existing Credit Facilities, in accordance with the requirements of this Indenture and/or the Collateral Documents, duly executed by the Issuer or its applicable Subsidiary, together with evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such mortgage or deed of trust (and payment of any taxes or fees in connection therewith) as may be necessary to create a valid, perfected second-priority Lien (subject to Permitted Collateral Liens) against the properties purported to be covered thereby, and an environmental indemnity relating to such properties that will be subordinated in right of payment to the same extent as the Security Guarantees; and

(c)                                                 The Collateral Agent shall have received mortgagee’s title insurance policies or date-down endorsements to the existing title insurance policies in favor of the Collateral Agent, as mortgagee for the ratable benefit of itself and the Trustee, the Holders of the Securities, in the form necessary, with respect to the property purported to be covered by such mortgage or deed of trust, to insure that the interests created by the mortgage or deed of trust constitute valid first-

priority or second-priority Liens, as applicable, on such property free and clear of all Liens, defects and encumbrances (subject to Permitted Collateral Liens), including,  to the extent available at a commercially reasonable premium, the endorsements equivalent to those delivered in connection with the Existing Credit Facilities and shall be accompanied by evidence of the payment in full of all premiums thereon.

SECTION 10.07. Impairment of Security Interest

Subject to the rights of the holders of Permitted Collateral Liens, the Issuer shall not, and shall not permit any of its Subsidiaries to, take or omit to take, any action which action or omission would or could reasonably be expected to have the result of materially impairing the security interests in the Collateral for the benefit of the Trustee and the Holders. The Issuer shall not amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Collateral Documents in any way that would be adverse to the Holders in any material respect, except as permitted under this Indenture or the Intercreditor Agreement.

SECTION 10.08. After-Acquired Property

Upon the acquisition by the Issuer or any Subsidiary of any After-Acquired Property, the Issuer or such Subsidiary shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates and Opinions of Counsel as shall be necessary to vest in the Collateral Agent a perfected first priority security interest in all First Lien After-Acquired Property and a perfected second priority security interest in all Second Lien After-Acquired Property and to have such After-Acquired Property added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such After-Acquired Property to the same extent and with the same force and effect.

SECTION 10.09.  Substitution of Collateral.

(a)                                                 The Issuer may from time to time provide substitute Real Estate collateral (the “Substituted Property”) for any Collateral constituting Second Lien Collateral, or, only in the circumstances described in Section 10.09(b), for any Collateral constituting First Lien Collateral; provided that, except as described below, for each such substitution of Second Lien Collateral (a “Property Substitution”), the requirements under Credit Facilities and the Intercreditor Agreement are satisfied with respect to such Property Substitution and the applicable Substituted Property, including that, in the event of such substitution, the Securities are secured by a Lien on any such substitute collateral that is subordinate only to (x) any Lien securing Designated Senior Debt and (y) Permitted Liens described in clause (6) of the definition of “Permitted Liens” or arising by operation of law, and the following conditions are satisfied with respect to such Property Substitution and the applicable Substituted Property:

(1)                                  no Default or Event of Default has occurred and is continuing both before and after giving effect to such Property Substitution;

(2)                                  the applicable Substituted Property is free and clear of all Liens other than Permitted Collateral Liens;

(3)                                  Trustee shall have received an appraisal for the applicable Substituted Property (the “Substituted Property Appraisal”) , dated no more than six (6) months prior to the date of such Property Substitution;

(4)                                  the appraised value of the applicable Substituted Property, as set forth in the Substituted Property Appraisal shall be equal to or greater than the value of the portion of the Collateral being replaced (the “Replaced Property”);

(5)                                  the Trustee and the Collateral Agent shall have received each of the following:

(i)                                     a fully executed Mortgage of applicable priority (the “Substituted Property Mortgage”) with respect to each parcel of the Substituted Property, in substantially the form of the Collateral Documents delivered on or prior to the Issue Date, with such modifications thereto as shall be reasonably required with respect to the local jurisdictions in which the Substituted Property is located;

(ii)                                  an ALTA extended coverage title policy or policies, in customary form and substance and in customary amounts and with customary endorsements, with respect to each Substituted Property Mortgage;

(iii)                               duly executed and filed UCC-3 Termination Statements or such other instruments or evidence as shall be necessary to terminate and satisfy all Liens (other than Permitted Collateral Liens), if any, on the Substituted Property;

(iv)                              an Opinion of Counsel in a form, scope and substance reasonably acceptable to the Collateral Agent to the effect that the Property Substitution is in compliance with this Indenture; and

(v)                                 an Officers’ Certificate in a form, scope and substance reasonably acceptable to the Collateral Agent to the effect that all conditions to such Property Substitution are satisfied; and

(6)                                  Issuer shall have paid all reasonable costs related to such Property Substitution, including, but not limited to, reasonable attorney’s fees or fees related to appraisers, consultants and the Collateral Agent, filing fees and the cost of ALTA extended coverage title policies for the Substituted Property required above, in connection with any request for Property Substitution, and as a condition to such substitution, the Issuer shall have provided evidence to the Trustee and the Collateral Agent that the Issuer has paid, or made arrangement for the payment of, all such costs which became due and payable prior to or concurrently with such Property Substitution.

(b)                                                If after the Issue Date, the results of one or more surveys cause the appraisals obtained prior to the Issue Date to be revised so that the aggregate appraised value of the First Lien Collateral is less than $19,250,000, the Issuer shall provide additional First Lien Collateral (including by way of substitution) so that the aggregate appraised value of the First Lien Collateral is between $19,250,000 and $20,000,000 (plus, if it is necessary to pledge a pool of assets whose aggregate value is greater than $20,000,000 in order to generate a pool of assets whose aggregate value is at least $19,250,000, such additional amount as permitted pursuant to the Existing Credit Facilities).  Any such substitution of First Lien Collateral will be subject to satisfaction of the conditions precedent described in Section 10.09(a) (1) – (6) for a substitution of Second Lien Collateral, as well as the following requirements:

(1)                                  the aggregate value of Permitted Collateral Liens, of the type described in clauses (2) and (5) of the definition of “Permitted Liens”, on First Lien Collateral cannot exceed $400,000, and there shall be no Permitted Liens on First Lien Collateral other than those described in clauses (2), (5) and (6) of the definition of “Permitted Liens”; and

(2)                                  the Issuer shall not have any Liens of the type described in clause (5) of the definition of “Permitted Liens” on First Lien Collateral unless any such Lien has been fully bonded and is being actively contested in good faith by the Issuer.

(c)                                                                                                 Notwithstanding the foregoing, with respect to Second Lien Collateral only, each requirement set forth above shall be deemed to be acceptable to the Trustee  and the Collateral Agent to the extent that the documentation relating to each such requirement is substantially in the form delivered to the Representative for, or the required holders of, the Designated Senior Debt in respect of such substitution of Second Lien Collateral, as certified in an Officers’ Certificate delivered by the Issuer to the Collateral Agent five Business Days prior to the proposed date of substitution of Substituted Property.

(d)                                                Upon a substitution of Substituted Property, all Liens on the Replaced Property in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Securities shall be released and the Collateral Agent and the Trustee shall execute such documents and take such further action as reasonably requested in writing by the Issuer, in furtherance of the substitution.  For the avoidance of doubt, following the substitution of any Replaced Property with any Substituted Property in accordance with this Section, such Replaced Property shall no longer constitute Collateral for any purpose under Securities and the Collateral Documents.

SECTION 10.10.  Release of Liens.

(a)                                                 The Liens on the Collateral securing the Securities shall, upon compliance by the Issuer with Sections 10.10(b), if applicable, and 10.10(d) if the Issuer delivers to the Trustee all documents required by the TIA, automatically and without the need for further action by any Person (except as set forth below), so long as such release is in compliance with the TIA, be released:

(1)                                  in whole, upon payment in full of the principal of, and accrued and unpaid interest, if any, on the Securities;

(2)                                  in whole, upon satisfaction and discharge of this Indenture as set forth in Section 8.03;

(3)                                  in whole, upon a legal or covenant defeasance as set forth under Section 8.01;

(4)                                  in whole or in part, as to any asset constituting Collateral in accordance with, and as expressly provided for under, this Indenture, including upon an Asset Sale as described under Section 4.06, the Collateral Documents or the Intercreditor Agreement; and

(5)                                  with the consent of Holders of a majority in aggregate principal amount of the Securities (or, in the case of a release of all or substantially all Collateral, each  of the Securities affected thereby).

(b)                                                Liens on the Second Lien Collateral will be released:

(1)                                  in whole, upon (a) payment in full of all outstanding Obligations under the Existing Credit Facilities and the Securities then outstanding, due and payable at the time such Obligations are paid in full and (b) termination or expiration of all commitments to extend credit under all the Existing Credit Facilities and the cancellation or termination or cash collateralization of all outstanding letters of credit issued pursuant to the Existing Credit Facilities;

(2)                                  as to any Second Lien Collateral (x) that is sold, transferred or otherwise disposed of by the Issuer or a Guarantor to a Person that is not (either before or after such sale, transfer or disposition) the Issuer or another Guarantor in a transaction or other circumstance that is permitted by the terms of the Existing Credit Facilities or is otherwise consented to by the required lenders thereunder; provided, that the proceeds of such sale, transfer or other disposition are thereafter applied in accordance with Section 4.06 or (y) that is released, substituted or replaced by the Issuer or a Guarantor in connection with a substitution of Collateral in accordance with the provisions of the Existing Credit Facilities; provided, that in the case of a release under such circumstances, the Securities are secured by a Lien on such replacement or substitute collateral that is subordinate only to (i) any Lien securing Obligations under the Existing Credit Facilities, and (ii) other Permitted Collateral Liens;

(3)                                  as to a release of less than all or substantially all of the Second Lien Collateral, if consent to the release of all Liens in favor of the holders of Debt under the Existing Credit Facilities on such Second Lien Collateral has been given by the required lenders thereunder (as defined under the Existing Credit Facilities) (other than in connection with a repayment in full of all Obligations under the Existing Credit Facilities); and

(4)                                  as to a release of all or substantially all of the Second Lien Collateral, if (a) consent to the release of that Second Lien Collateral has been given by the requisite percentage or number of holders of Obligations outstanding under the Existing Credit Facilities and the Securities and (b) the Issuer has delivered an Officers’ Certificate to the Collateral Agent and the collateral agent under the Existing Credit Facilities certifying that all such necessary consents have been obtained.

(c)                                                 If an instrument confirming the release of the Collateral Agent’s Liens pursuant to Section 10.10(a) and, if applicable, Section 10.10(b) is requested by the Issuer or a Subsidiary, then upon delivery to the Trustee of an Officers’ Certificate requesting execution of such an instrument, accompanied by:

(1)                                  all instruments requested by the Issuer or such Subsidiary to effectuate or confirm such release; and

(2)                                  such other certificates and documents as the Trustee or Collateral Agent may request to confirm the matters set forth in Section 10.10(a) or 10.10(b), as applicable, that are required by this Indenture, the Collateral Documents and the Intercreditor Agreement,

the Trustee will, if such instruments and documents are satisfactory to the Trustee and Collateral Agent, instruct the Collateral Agent to execute and deliver, and the Collateral Agent will promptly execute and deliver, such instruments.  The Trustee or the Collateral Agent shall promptly execute and deliver such instruments and cause to be released and reconveyed to the Issuer, or its applicable Subsidiary, as the case may be, the released Collateral.

(d)                                                To the extent applicable, the Issuer will comply with Section 314(d) of the TIA, relating to the release of property and to the substitution therefor of any property to be pledged as Collateral for the Securities. Any certificate or opinion required by Section 314(d) of the TIA may be made by an officer of the Company except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert, who shall be reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary herein, the Issuer and its Subsidiaries will not be required to comply with all or any portion of Section 314(d) of the TIA if they determine, in good faith based upon an Opinion of Counsel (which may be given by internal counsel), that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) of the TIA is inapplicable to the released Collateral.

(e)                                                 Any release of Collateral permitted by Section 10.10 hereof or the Collateral Documents or the Intercreditor Agreement will be deemed not to impair the Liens under the Indenture and the Collateral Documents and the Intercreditor Agreement in contravention thereof and any person that is required to deliver a certificate or opinion pursuant to Section 314(d) of the TIA or otherwise under this Indenture or the Collateral Documents or the Intercreditor Agreement, shall be entitled to rely upon the foregoing as a basis for delivery of such certificate or opinion. The Trustee may, to the extent permitted by Section 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and opinion.

(f)   All purchasers and grantees of any property or rights purporting to be released shall be entitled to rely upon any release executed by the Trustee or Collateral Agent hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of the Collateral Documents.

ARTICLE XI

SECURITY GUARANTEES

SECTION 11.01.  Security Guarantees.

(a)                                  Each Guarantor hereby jointly and severally unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment of principal of, premium, if any, and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, subject to any applicable grace period, and all other monetary obligations of the Issuer under this Indenture (including obligations to the Trustee and the Collateral Agent) and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer, whether for expenses, indemnification or otherwise under this Indenture and the Securities (all of the foregoing being hereinafter collectively called the “Guaranteed Obligations”).  Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article XI notwithstanding any extension or renewal of any Guaranteed Obligation.

(b)                                 Each Guarantor waives presentation to, demand of, payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment.  Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations.  The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of any Guaranteed Obligations; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Guarantor, except as provided in Section 11.02(b).

(c)                                  Each Guarantor further agrees that its Security Guarantee herein constitutes a Guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.  The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(d)                                 Each Guarantor further agrees that its Security Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

(e)                                  In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or premium, if any, or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest or premium, if any, on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guaranteed Obligations of the Issuer to the Holders and the Trustee.

(f)                                    Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations.  Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of any Security Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

(g)                                 Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee the Collateral Agent or any Holder in enforcing any rights under this Section.

SECTION 11.02.  Limitation on Liability; Release.

(a)                                  Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be guaranteed (after giving effect to all its Guarantees of Debt under the New Credit Facility) without rendering this Indenture, as it relates to any Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(b)                                 In the event of (i) a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, (ii) the sale or other disposition of Capital Stock of any Guarantor if as a result of such disposition, such Person ceases to be a Subsidiary of the Issuer, then the Person acquiring such assets (in the case of clause (i)) or such Guarantor (in the case of clause (ii)) will be automatically released and relieved of any obligations under its Security Guarantee and this Indenture; provided that such sale or other disposition is in compliance with this Indenture, including Section 4.06 (it being understood that only such portion of the Net Proceeds as is or is required to be applied on or before the date of such release in accordance with the terms of this Indenture needs to be so applied).  It is expressly acknowledged that the application of the Net Proceeds of any such sale or other disposition referred to in clause (i) or (ii) of the first sentence of this subsection (b) in accordance with Section 4.06 following the date of such release shall not be a condition precedent to such release and any failure to make such application as required by such Section 4.06 shall not cause the revocation of any such release (it being understood that such failure shall constitute a Default or Event of Default, as applicable).

SECTION 11.03.  Successors and Assigns.  This Article XI shall be binding upon each Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee, the Collateral Agent and the Holders and, in the event of any transfer or assignment of rights by any Holder, the Collateral Agent or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 11.04.  No Waiver.  Neither a failure nor a delay on the part of either the Trustee, the Collateral Agent or the Holders in exercising any right, power or privilege under this Article XI shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee, the Collateral Agent and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XI at law, in equity, by statute or otherwise.

SECTION 11.05.  Modification.  No modification, amendment or waiver of any provision of this Article XI, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee and the Collateral Agent and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

ARTICLE XII

SUBORDINATION OF THE SECURITY GUARANTEES

SECTION 12.01.  Agreement to Subordinate.  Each Guarantor agrees, and each Holder by accepting a Security agrees, that such Guarantor’s obligations under its Security Guarantee are subordinated in right of payment, to the extent and in the manner provided in this Article XII, to the prior payment in full in cash of all existing and future Designated Senior Debt and that the subordination is for the benefit of and enforceable by the holders of Designated Senior Debt.  The obligations of a Guarantor under Article XI and this Article XII shall in all respects rank pari passu with all other Debt of such Guarantor, and only Debt of such Guarantor that is Designated

Senior Debt shall rank senior to the obligations of such Guarantor under Article XI and this Article XII in accordance with the provisions set forth herein.  Notwithstanding anything to the contrary herein, the proceeds of the First Lien Collateral and the rights appurtenant thereto shall not be subject to the subordination provisions of this Indenture.  The proceeds of the Second Lien Collateral and the rights appurtenant thereto shall be subject to the subordination and other restrictive provisions of the Intercreditor Agreement.

SECTION 12.02.  Liquidation, Dissolution, Bankruptcy.  Upon any payment or distribution to creditors of any Guarantor in a total or partial liquidation or dissolution of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor or its property, an assignment for the benefit of creditors or any marshaling of such Guarantor’s assets and liabilities, the holders of Designated Senior Debt shall be entitled to receive payment in full, in cash, of all Obligations due in respect of such Designated Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Designated Senior Debt, whether or not allowed or allowable in such proceeding) before the Holders of Securities shall be entitled to receive any payment with respect to the Security Guarantees, and until all Obligations with respect to Designated Senior Debt are paid in full, in cash, any payment or distribution to which the Holders of Securities would be entitled but for these provisions shall be made to the holders of Designated Senior Debt, except that Holders of may receive and retain Permitted Junior Securities.  To the extent any payment of principal of, premium, if any, or interest on any Designated Senior Debt (whether by or on behalf of the Issuer, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or similar Person, such Designated Senior Debt or part thereof intended to be satisfied shall be deemed reinstated and outstanding, as if such payment had not occurred.

SECTION 12.03.  Default on Designated Senior Debt of a Guarantor.

(a)                                  A Guarantor shall not make any payment or distribution upon or in respect of its Security Guarantee if:

(1)                                  a default in the payment of any Obligations with respect to Designated Senior Debt of such Guarantor occurs and is continuing (a “payment default”); or

(2)                                  any default, other than a payment default, occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity (or that would permit such holders to accelerate with the giving of notice or the passage of time or both) (a “non-payment default”) and, in the case of this clause (2) only, the Trustee receives a notice of such default (a “Payment Blockage Notice”) from the Issuer or a Representative for, or the holders of a majority of the outstanding principal amount of, any issue of Designated Senior Debt.

(b)                                 Payments on such Security Guarantee may and shall be resumed:

(1)                                  in the case of a payment default, upon the date on which such default is cured or waived and, in the case of Designated Senior Debt that has been accelerated, such acceleration has been rescinded or such Designated Senior Debt has been repaid in full; and

(2)                                  in case of a non-payment default, the earliest of (I) the date on which such non-payment default is cured or waived or is no longer continuing, (II) 179 days after the date on which such Payment Blockage Notice was received, unless the maturity of any Designated Senior Debt has been accelerated, if these provisions otherwise permit the payment, (III) the date on which the Trustee receives notice from the Representative for such Designated Senior Debt of the Guarantor rescinding the Payment Blockage Notice and (IV) the date on which such Designated Senior Debt has been discharged or is repaid in full in cash and all commitments thereunder have been terminated.

(c)                                  No new period of payment blockage may be commenced on account of any non-payment default unless and until (x) 360 days have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice and (y) all scheduled payments of interest on the Securities that have come due have been paid in full.  No non-payment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been waived for a period of at least 90 days.

(d)                                 Notwithstanding any of the foregoing  to the contrary, during any 360 day period, there must be a period of at least 180 days during which there is no Payment Blockage Notice is in effect.  Any failure to make a payment due under the Securities as a result of a Payment Blockage Notice shall not prevent any commencement of any enforcement action against any Collateral in accordance with the terms of the Intercreditor Agreement and the Collateral Documents.

SECTION 12.04.  Demand for Payment.  If payment of the Securities is accelerated because of an Event of Default and a demand for payment is made on a Guarantor pursuant to Article XI, the Trustee shall promptly notify the Issuer, and the Issuer shall promptly (and in no event more than five Business Days after receipt of such notice) notify the Representative of the lenders under the Existing Credit Facilities of the acceleration.

SECTION 12.05.  When Distribution Must Be Paid Over.

(a)                                  If the Trustee, the Collateral Agent, any Paying Agent or any Holder receives a payment in respect of the Security Guarantee of any Guarantor (except in Permitted Junior Securities) when:

(1)                                  the payment is prohibited by this Article XII; and

(2)                                  the Trustee, Paying Agent or the Holder has actual knowledge that the payment is prohibited;

the Trustee, the Collateral Agent or Holder, as the case may be, shall hold the payment in trust for the benefit of the holders of Designated Senior Debt of such Guarantor.  Upon the proper written request of the holders of such Designated Senior Debt, the Trustee, the Collateral Agent or Holder, as the case may be, shall deliver the amounts in trust to the holders of such Designated Senior Debt or their proper Representative.

(b)                                 Notwithstanding the foregoing, the Trustee or Paying Agent may continue to make payments on such Security Guarantee and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than three Business Days prior to the date of such payment, a Trust Officer of the Trustee or Paying Agent receives written notice satisfactory to it that payments may not be made under this Article XII.  The Issuer, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Designated Senior Debt of such Guarantor may give the notice; provided, however, that, if an issue of Designated Senior Debt of such Guarantor has a Representative, only the Representative may give the notice.  The Trustee or Paying Agent shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Designated Senior Debt of any Guarantor (or a Representative of such holder) to establish that such notice has been given by a holder of such Designated Senior Debt of such Guarantor or a Representative thereof.

SECTION 12.06.  Subrogation.  After all Designated Senior Debt of a Guarantor is paid in full and until the Securities are paid in full, Holders shall be subrogated to the rights of holders of Designated Senior Debt of such Guarantor to receive distributions applicable to Designated Senior Debt of such Guarantor.  A distribution made under this Article XII to holders of Designated Senior Debt of such Guarantor which otherwise would have been made to Holders is not, as between such Guarantor and Holders, a payment by such Guarantor on Designated Senior Debt of such Guarantor.

SECTION 12.07.  Relative Rights.  This Article XII defines the relative rights of Holders and holders of Designated Senior Debt of a Guarantor.  Nothing in this Indenture shall:

(1)                                  impair, as between a Guarantor and Holders, the obligation of a Guarantor which is absolute and unconditional, to pay its Obligations under its Security Guarantee to the extent set forth in Article XI; or

(2)                                  prevent the Trustee, the Collateral Agent or any Holder from exercising its available remedies upon a default by a Guarantor under its Obligations under its Security Guarantee, subject to the rights of holders of Designated Senior Debt of such Guarantor to receive distributions otherwise payable to Holders.

SECTION 12.08.  Subordination May Not Be Impaired by a Guarantor.  No right of any holder of Designated Senior Debt of a Guarantor to enforce the subordination of the Obligations under the Security Guarantee of such Guarantor shall be impaired by any act or failure to act by such Guarantor or by its failure to comply with this Indenture.

SECTION 12.09.  Rights of Trustee and Paying Agent.  The Trustee (or any authenticating agent hereunder) in its individual or any other capacity may hold Designated Senior Debt of any Guarantor with the same rights it would have if it were not Trustee (or authenticating agent hereunder).  The Registrar and any co-registrar and any Paying Agent may do the same with like rights.  The Trustee (and any authenticating agent hereunder), the

Registrar, any co-registrar and any Paying Agent shall be entitled to all the rights set forth in this Article XII with respect to any Designated Senior Debt of any Guarantor which may at any time be held by them, to the same extent as any other holder of Designated Senior Debt of such Guarantor; and nothing in Article VII shall deprive the Trustee (or any authenticating agent hereunder) or any such other Person of any of its rights as such holder.  Nothing in this Article XII shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

SECTION 12.10.  Distribution or Notice to Representative.  Whenever a distribution is to be made or a notice given to holders of Designated Senior Debt of a Guarantor, the distribution may be made and the notice given to their Representative (if any).

SECTION 12.11.  Article XII Not to Prevent Events of Default or Limit Right to Accelerate.  The failure of a Guarantor to make a payment on any of its Obligations under its Security Guarantee by reason of any provision in this Article XII shall not be construed as preventing the occurrence of a default by such Guarantor under its Security Guarantee.  Nothing in this Article XII shall have any effect on the right of the Holders, the Collateral Agent or the Trustee to make a demand for payment on a Guarantor pursuant to this Article XII.

SECTION 12.12.  Trustee Entitled To Rely.  Upon any payment or distribution pursuant to this Article XII, the Trustee, the Collateral Agent, any Paying Agent and the Holders shall be entitled to conclusively rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (iii) upon the Representatives for the holders of Designated Senior Debt of a Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Designated Senior Debt of a Guarantor and other Debt of a Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII.  In the event that the Trustee, the Collateral Agent or Paying Agent determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Designated Senior Debt of a Guarantor to participate in any payment or distribution pursuant to this Article XII, the Trustee, the Collateral Agent or Paying Agent may request such Person to furnish evidence to the satisfaction of the Trustee, the Collateral Agent or Paying Agent as to the amount of Designated Senior Debt of such Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article XII, and, if such evidence is not furnished, the Trustee, the Collateral Agent or Paying Agent may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.  Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee, the Collateral Agent or Paying Agent pursuant to this Article XII.

SECTION 12.13.  Trustee To Effectuate Subordination.  Each Holder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Designated Senior Debt of each of the Guarantors as provided in this Article XII and appoints the Trustee as attorney-in-fact for any and all such purposes.

SECTION 12.14.  Trustee Not Fiduciary for Holders of Designated Senior Debt of a Guarantor.  With respect to the holders of Designated Senior Debt of the Guarantors, each of the Trustee and the Collateral Agent undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XII.  The Trustee, the Collateral Agent or Paying Agent shall not be deemed to owe any fiduciary or other duty to the holders of Designated Senior Debt of a Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the relevant Guarantor or any other Person, money or assets to which any holders of Designated Senior Debt of such Guarantor shall be entitled by virtue of this Article XII or otherwise.

SECTION 12.15.  Reliance by Holders of Designated Senior Debt of a Guarantor on Subordination Provisions.  Each Holder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Designated Senior Debt of a Guarantor, whether such Designated Senior Debt was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Designated Senior Debt and such holder of Designated Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Designated Senior Debt.

ARTICLE XIII

MISCELLANEOUS

SECTION 13.01.  TIA Controls.  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 13.02.  Notices.  Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Issuer:

FLEETWOOD ENTERPRISES, INC.
3125 Myers Street
Riverside, California 92503
Attention:  Leonard J. Mc Gill, General Counsel

with copies to:

Gibson, Dunn & Crutcher, LLP
200 Park Avenue
New York, NY 10166
Attention: Robert L. Cunningham, Jr.

if to the Trustee:

Deutsche Bank Trust Company Americas
Trust & Securities Services
60 Wall Street, MS NYC60-2710
New York, New York 10005
Fax:  732-578-4635

with a copy to:

Deutsche Bank Trust Company Americas
c/o Deutsche Bank National Trust Company
Trust & Securities Services
25 DeForest Avenue, MS SUM01-0105
Summit, NJ 07901
Fax:  732-578-4635

if to the Collateral Agent:

Deutsche Bank Trust Company Americas
Trust & Securities Services
60 Wall Street, MS NYC60-2710
New York, New York 10005
Fax:  732-578-4635

with a copy to:

Deutsche Bank Trust Company Americas
c/o Deutsche Bank National Trust Company
Trust & Securities Services
25 DeForest Avenue, MS SUM01-0105
Summit, NJ 07901
Fax:  732-578-4635

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be made in compliance with Section 313(c) of the TIA and mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by facsimile transmission; provided, however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions.  If the party elects to give the Trustee facsimile instructions and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling.  The Trustee shall not be liable for any losses, fees costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.

SECTION 13.03.  Communication by Holders with Other Holders.  Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities.  The Issuer, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 13.04.  Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, at the request of the Trustee the Issuer shall furnish to the Trustee:

(1)                                  an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)                                  an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

To the extent applicable, the Issuer shall comply with Section 314(c)(3) of the TIA.

SECTION 13.05.  Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1)                                  a statement that the individual making such certificate or opinion has read such covenant or condition;

(2)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                  a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

(4)                                  a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 13.06.  When Securities Disregarded.  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.  Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 13.07.  Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by or a meeting of Holders.  The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 13.08.  Legal Holidays.  A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or the state where the Corporate Trust Office is located.  If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.  If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 13.09.  GOVERNING LAW; WAIVER OF JURY TRIAL.  THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 13.10.  No Recourse Against Others.  No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of the Issuer, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Securities, this Indenture, the Collateral Documents, the Intercreditor Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation.  By accepting a Security, each Holder waives and releases all such liabilities.  The waiver and release shall be part of the consideration for issuance of the Securities and the Security Guarantees.

SECTION 13.11. Further Instruments and Acts

Upon request of the Trustee, or as otherwise reasonably necessary, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

SECTION 13.12.  Successors.  All agreements of the Issuer and each Guarantor in this Indenture and the Securities shall bind their successors.  All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.13.  Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 13.14.  Table of Contents; Headings.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 13.15.  Severability.  In case any one or more of the provisions in this Indenture, in the Securities or in the Security Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 13.16.  No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or any of its Subsidiaries.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.17.  U.S.A. Patriot Act.  The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

ISSUER	FLEETWOOD ENTERPRISES, INC.,

	By:	/s/ Elden L. Smith
		Name:	Elden L. Smith
		Title:	President, Chief Executive Officer

INITIAL GUARANTORS	FLEETWOOD HOLDINGS INC.

FLEETWOOD HOMES OF ARIZONA, INC.

FLEETWOOD HOMES OF CALIFORNIA, INC.

FLEETWOOD HOMES OF FLORIDA, INC.

FLEETWOOD HOMES OF GEORGIA, INC.

FLEETWOOD HOMES OF IDAHO, INC.

FLEETWOOD HOMES OF INDIANA, INC.

FLEETWOOD HOMES OF KENTUCKY, INC.

FLEETWOOD HOMES OF NORTH CAROLINA,
INC.

FLEETWOOD HOMES OF OREGON, INC.

FLEETWOOD HOMES OF PENNSYLVANIA,
INC.

FLEETWOOD HOMES OF TENNESSEE, INC.

FLEETWOOD HOMES OF TEXAS, L.P.
By: FLEETWOOD GENERAL PARTNER OF
TEXAS, INC., its General Partner

FLEETWOOD HOMES OF VIRGINIA, INC.

FLEETWOOD HOMES OF WASHINGTON, INC.

FLEETWOOD MOTOR HOMES OF CALIFORNIA, INC.

FLEETWOOD MOTOR HOMES OF INDIANA,
INC.

FLEETWOOD MOTOR HOMES OF
PENNSYLVANIA, INC.

FLEETWOOD TRAVEL TRAILERS OF
CALIFORNIA, INC.

FLEETWOOD TRAVEL TRAILERS OF
INDIANA, INC.

FLEETWOOD TRAVEL TRAILERS OF
KENTUCKY, INC.

FLEETWOOD TRAVEL TRAILERS OF
MARYLAND, INC.

FLEETWOOD TRAVEL TRAILERS OF OHIO,
INC.

FLEETWOOD TRAVEL TRAILERS OF
OREGON, INC.

FLEETWOOD TRAVEL TRAILERS OF TEXAS,
INC.

GOLD SHIELD, INC.

GOLD SHIELD OF INDIANA, INC.

HAUSER LAKE LUMBER OPERATION, INC.

CONTINENTAL LUMBER PRODUCTS, INC.

FLEETWOOD GENERAL PARTNER OF
TEXAS, INC.

FLEETWOOD HOMES INVESTMENT, INC.

FLEETWOOD INTERNATIONAL, INC.

FLEETWOOD CANADA LTD.

	By:	/s/ Elden L. Smith
		Name:	Elden L. Smith
		Title:	President, Chief Executive Officer

TRUSTEE	DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Trustee

	By:	DEUTSCHE BANK NATIONAL TRUST
COMPANY

	By:	/s/ Cynthia J. Powell
		Name:	Cynthia J. Powell
		Title:	Vice President

	By:	/s/ Irina Golovashchuk
		Name:	Irina Golovashchuk
		Title:	Assistant Vice President

COLLATERAL AGENT	DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Collateral Agent

	By:	DEUTSCHE BANK NATIONAL TRUST
COMPANY

	By:	/s/ Cynthia J. Powell
		Name:	Cynthia J. Powell
		Title:	Vice President

	By:	/s/ Irina Golovashchuk
		Name:	Irina Golovashchuk
		Title:	Assistant Vice President

SCHEDULE A

DEBT EXISTING ON THE ISSUE DATE

Lender / Holder of Debt	Description	Principal Amount (000’s) (plus deferred interest, if applicable)
Various Noteholders	6% Subordinated Debentures due 2028 (including deferred interest thereon)	$168,230
Various Noteholders	5% Convertible Senior Subordinated Notes due 2023	$20,929
ISIS Lending, LLC	9.95% Mortgage Loan due 9/1/2011	$27,212

SCHEDULE B

ASSETS HELD FOR SALE

Plant No.	Address	City, State	Land Acreage	Year Built	Building Sq. Ft.
26-1	1720 Pleasant Grove Drive	Westmoreland, TN	38.55	1986	143,260
34-1	Railroad Street	Pearson, GA	13.32	1982	133,189
71	925 Bottle Drive	Paxinos, PA	7.08	1974	38,280
40	901 Fisher Road	Longview, TX	46.66	1999	349,915
Raw Land	Airport Drive	Wichita Falls, TX	62	N/A	N/A

SCHEDULE C

LIFE INSURANCE POLICIES

Insurer	Policy
The Prudential Insurance Company of America	Split-dollar life insurance policy # 79782810
John Hancock Life Insurance Company	Split-dollar life insurance policy # 08001248-7
Midwestern United Life Insurance Company	Split-dollar life insurance policy # 001047396

EXHIBIT A

[FORM OF SECURITY]

FLEETWOOD ENTERPRISES, INC.

14% SENIOR SECURED NOTE DUE 2011

No.	CUSIP No.
$

FLEETWOOD ENTERPRISES, INC., a DELAWARE corporation (the “Issuer”), promises to pay to                               , or its registered assigns, the principal sum of                      in U.S. Dollars on DECEMBER 15, 2011.

Interest	March 15, June 15, September 15 and December 15
Payment Dates:	of each year, commencing on March 15, 2009
Record Dates:	February 28 (or February 29, if applicable), May 31, August 31 and November 30

Additional provisions of this Security are set forth on the other side of this Security.

FLEETWOOD ENTERPRISES, INC.,

By:
Name:
Title:
Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

DEUTSCHE BANK TRUST COMPANY AMERICAS

By: DEUTSCHE BANK NATIONAL TRUST COMPANY

as Trustee, certifies that this is one of the

Securities referred to in the Indenture,                         [Seal]

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF SECURITY]

14% Senior Secured Note due 2011

1.                                       Interest

FLEETWOOD ENTERPRISES, INC., a DELAWARE corporation (the “Issuer”), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

The Issuer shall pay interest quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on March 15, 2009.  Interest on this Security will accrue from the most recent date to which interest has been paid on this Security (or, if there is no existing default in the payment of interest and if this Security is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from the date the Security was issued.  Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.  The Issuer shall pay interest on overdue principal at the rate of 1% in excess of the rate otherwise borne by this Security, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful, in each case in the form of PIK Securities.

Interest on this Security will be paid with a combination of cash “Cash Interest”) and by [[increasing the principal amount of this Security] [IF THIS SECURITY IS A GLOBAL SECURITY]][[issuing PIK Securities][IF THIS SECURITY IS A CERTIFICATED SECURITY]] “PIK Interest”) that will accrue interest at the same rate per annum as the Notes offered hereby. Cash Interest on this Security will accrue at the rate of 5% per annum and PIK Interest on this Security will accrue at the rate of 9% per annum.

PIK Interest on this Security will be payable [by increasing the principal amount of this Security by an amount equal to the amount of PIK Interest for the applicable period (rounded up to the nearest $1,000)][by issuing PIK Securities in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable period (rounded up to the nearest whole dollar)]. [Following an increase in the principal amount of this Security as a result of a PIK Payment, this Security will bear interest on such increased principal amount from and after the date of such PIK Payment.]

2.                                       Method of Payment

The Issuer shall pay interest (except defaulted interest) on this Security to the Person who is the registered holder of this Security at the close of business on February 28 (or February 29, if applicable), May 31, August 31, and November 30 immediately preceding the interest payment date even if this Security is canceled after the record date and on or before the interest payment date.  The Holder must surrender this Security to a Paying Agent to collect principal payments.  The Issuer shall pay principal and Cash Interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  However, the Issuer may pay principal and Cash Interest by check payable in such money or by wire transfer of federal funds; provided that all payments of principal and Cash Interest with respect to the Security the Holder of which has given wire transfer instructions to the Issuer shall be made by wire transfer of immediately available funds to the account specified by such Holder.

3.                                       Paying Agent and Registrar

Initially, Deutsche Bank Trust Company Americas (the “Trustee”) shall act as Paying Agent and Registrar.  The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice to the Holders.  The Issuer or any domestically organized Subsidiary may act as Paying Agent, Registrar or co-registrar.

4.                                       Indenture

The Issuer issued this Security under an Indenture dated as of [                ] (the “Indenture”), among the Issuer, the Initial Guarantors and the Trustee.  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The terms of this Security include those stated in the Indenture and those made part of the Indenture by reference to the TIA.   This Security is subject to all such terms, and the Holder hereof is referred to the Indenture and the TIA for a statement of those terms.   To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture will control.

The Securities are secured senior obligations of the Issuer and Securities to be issued on the Issue Date are limited to $[          ].  Subject to the conditions set forth in the Indenture, the Issuer may issue PIK Securities and up to $[          ] of Additional Securities.  This Security is one of the [Initial Securities/Additional Securities/PIK Securities] referred to in the Indenture.  The Securities include the Initial Securities, the Additional Securities and any PIK Securities pursuant to the Indenture.  The Initial Securities, the Additional Securities and the PIK Securities are treated as a single class of securities under the Indenture.

The Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior subordinated basis pursuant to the terms of the Indenture.

5.                                       Optional Redemption

This Security is subject to optional redemption, and may be the subject of a Repurchase Offer, as further described in the Indenture.  Except for certain required Repurchase Offers, there is no sinking fund or mandatory redemption applicable to this Security.

6.                                       Denominations; Transfer; Exchange

The Securities other than PIK Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000.  A Holder may transfer or exchange Securities in accordance with the Indenture.  Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.  The Registrar need not register the transfer or exchange of any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

7.                                       Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

8.                                       Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Paying Agent shall pay the money back to the Issuer at its request, or if then held by the Issuer or a Subsidiary, shall be discharged from such trust (unless an abandoned property law designates another Person for payment thereof).  After any such payment, Holders entitled to the money must look only to the Issuer for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Issuer or such permitted Subsidiary as trustee thereof, shall thereupon cease.

9.                                       Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations under the Indenture, the Security Guarantees and the Securities if the Issuer deposits with the Trustee money or Government Notes for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

10.                                 Amendment, Waiver

Subject to certain exceptions, the Indenture and the Securities may be amended, or and defaults may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Securities.  Without notice to or the consent of any Holder, the Issuer and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency.

11.                                 Defaults and Remedies

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable.  If a bankruptcy or insolvency Event of Default with respect to the Issuer, Guarantor or Subsidiary of the Issuer that is a Significant Subsidiary occurs and is continuing, the Securities automatically become due and payable.  Holders may not enforce the Indenture or the Securities except as provided in the Indenture.  The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities.  Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of remedies.

12.                                 No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Securities, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of any of the Guarantors, as such, shall have any liability for any obligations of the Guarantors under the Security Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities and Security Guarantees by accepting a Security and a Security Guarantee waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Securities and the Security Guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

13.                               Governing Law

THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

15.                                 Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

16.                                 Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

The Issuer shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture.  Requests may be made to:

FLEETWOOD ENTERPRISES, INC.
3125 Myers Street
Riverside, California 92503
Attention:  Leonard J. Mc Gill, General Counsel

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                                                                    agent to transfer this Security on the books of the Issuer.  The agent may substitute another to act for him.

Date:	Your Signature:

Signature
Guarantee:

(Signature must be guaranteed by a participant in a
recognized signature guarantee medallion program)

Sign exactly as your name appears on the other side of this Security.

SCHEDULE OF EXCHANGES OF SECURITIES(1)

The following exchanges of a part of this Global Security for Physical Securities or a part of another Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease (or increase)	Signature of authorized Signatory of Trustee

(1)          For Global Securities.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.06, Section 4.07 or Section 4.09 of the Indenture, check the box:

☐  4.06 Asset Sale

☐  4.07 Event of Loss

☐  4.09 Change of Control

If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 4.06, Section 4.07 or Section 4.09 of the Indenture, state the amount:  $                    .

Date:	Your Signature:
(Sign exactly as your name appears
on the other side of the Security)

Tax I.D. number

Signature Guarantee:
(Signature must be guaranteed by a
participant in a recognized signature
guarantee medallion program)

EXHIBIT B

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

B-1

EXHIBIT C

SUPPLEMENTAL INDENTURE

dated as of                       ,

among

FLEETWOOD ENTERPRISES, INC.,

The Guarantor(s) Party Hereto

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee

14% Senior Secured Notes due 2011

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of                     ,         , among FLEETWOOD ENTERPRISES, INC., a DELAWARE corporation (the “Issuer”), the existing Guarantors (each an “Existing Guarantor”), [insert name of each Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation] (each an “Additional Guarantor”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as  Trustee (the “Trustee”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as Collateral Agent (the “Collateral Agent”).

RECITALS

A.                                   The Issuer, the Existing Guarantors party thereto, the Trustee and the Collateral Agent entered into the Indenture, dated as of [     ] (the “Indenture”), relating to the Issuer’s 14% Senior Secured Notes due 2011 (the “Securities”);

B.                                     As a condition to the Trustee entering into the Indenture and the purchase of the Securities by the Holders, the Issuer agreed pursuant to the Indenture to cause any newly acquired or created Domestic Subsidiaries that become a borrower or guarantor under Credit Facilities or any existing Domestic Subsidiary that had not previously been a borrower or guarantor under the Credit Facilities and becomes a borrower or guarantor thereunder to provide Security Guarantees, except in certain circumstances.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized teams used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Each Additional Guarantor, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article XI thereof.

Section 3. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5.  The Indenture (including the Security Guarantees of the Existing Guarantors), as amended hereby, is hereby confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

FLEETWOOD ENTERPRISES, INC.

By:
Name:
Title:

[ADDITIONAL GUARANTOR]

By:
Name:
Title:

[EXISTING GUARANTOR]

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Trustee

By:	DEUTSCHE BANK NATIONAL TRUST
COMPANY

By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

By: DEUTSCHE BANK NATIONAL TRUST
COMPANY

By:
Name:
Title:

By:
Name:
Title: